SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INFOLOGIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InfoLogix, Inc.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

September     , 2009

A Special Meeting of Stockholders of InfoLogix, Inc. will be held on September     , 2009 at            a.m. at InfoLogix’s principal executive office at 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania, 19040 for the following purposes:

(1)                                  To approve our proposed recapitalization (the “Recapitalization Plan”), consisting of the private placement of up to $23 million of Series A Convertible Preferred Stock, as well as warrants to purchase shares of our Common Stock, in accordance with a term sheet dated August 12, 2009;

(2)                                  To approve an amendment to our amended Certificate of Incorporation to increase the number of authorized shares of stock from 110,000,000 shares to                shares, of which the number of shares designated as Common Stock shall be increased from 100,000,000 to                and the number of shares designated as Preferred Stock shall be increased from 10,000,000 to                (the “Authorized Share Increase”);

(3)                                  To approve an amendment to our 2006 Equity Compensation Plan to increase the maximum aggregate number of shares of Common Stock that may be issued under the plan to a number equal to 10% of our outstanding Common Stock, on a fully diluted basis, upon closing of the Recapitalization Plan (the “Plan Amendment”); and

(4)                                  To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on                      , 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Important notice regarding the availability of proxy materials for the Special Meeting of Stockholders to be held on September     , 2009: This notice of meeting, the proxy statement, the proxy card, the annual report for stockholders for the year ended December 31, 2008 and the quarterly report for stockholders for the quarter ended June 30, 2009 are available at http://www.infologix.com by clicking on “Investor Information,” then “SEC Filings” and then “Materials for Special Meeting.”

All stockholders are cordially invited to attend the meeting.  Whether or not you expect to attend the meeting in person, please vote by telephone or by completing the proxy card, in accordance with the specifications on the Notice or on the proxy card, as applicable.  If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors

JOHN A. ROBERTS
Secretary

Hatboro, Pennsylvania

, 2009

2

InfoLogix, Inc.

101 E. County Line Road

Suite 210

Hatboro, PA 19040

http://www.infologix.com

PROXY STATEMENT

              , 2009

A Special Meeting of Stockholders of InfoLogix, Inc. (the “Company,” “we” or “us”) will be held on September     , 2009 at     :00 a.m. at InfoLogix’s principal executive office at 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania, 19040.  This Proxy Statement and the accompanying Notice of Special Meeting of Stockholders (the “Notice”) and proxy card are being mailed to our stockholders starting September     , 2009.  We have enclosed a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and a copy of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 for informational purposes and not as a means of soliciting your proxy.

We have fixed the close of business on                      , 2009 as the record date for the Special Meeting.  All holders of record of InfoLogix’s shares of common stock at that time are entitled to notice of and are entitled to vote at the Special Meeting and any adjournment or postponement thereof.  On the record date,                          shares of common stock were outstanding.

VOTING AND REVOCABILITY OF PROXIES

It is important that your shares be voted at the Special Meeting.  Whether or not you expect to attend the meeting in person, please vote by telephone or by completing the proxy card, in accordance with the instructions on the proxy card.  If you receive more than one proxy card because you have multiple accounts, you should sign and return all proxies received or submit all proxies by telephone to be sure all of your shares are voted.

The required quorum for the Special Meeting consists of the presence, in person or by proxy, of stockholders holding a majority of the shares entitled to vote.

On each matter subject to a vote at the Special Meeting and any adjournment or postponement of the meeting, each record holder of shares of common stock will be entitled to one vote per share.  With respect to (i) our proposed recapitalization consisting of the private placement of up to $23 million of Series A Convertible Preferred Stock, as well as warrants to purchase shares of our Common Stock, in accordance with a term sheet dated August 12, 2009 (the “Recapitalization Plan”) and (ii) the amendment of our 2006 Equity Compensation Plan to increase the maximum number of shares of Common Stock that may be issued under the plan to a number equal to 10% of our outstanding Common Stock, on a fully diluted basis, upon closing of the Recapitalization Plan (the “Plan Amendment”), assuming a quorum is present, the proposals will be approved if a majority of the shares present in person or by proxy and casting a vote on the proposals vote FOR the proposals.  With respect to amending our amended Certificate of Incorporation to increase the number of authorized shares of stock from 110,000,000 shares to                shares, of which the number of shares designated as Common Stock shall be increased from 100,000,000 to                and the number of shares designated as Preferred Stock shall be increased from 10,000,000 to                (the “Authorized Shares Increase”), the proposal will be approved if a majority of the outstanding shares entitled to vote at the Special Meeting are voted FOR the proposal.

If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count toward the establishment of a quorum.  Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

You may vote your shares at the Special Meeting in person or by proxy.  All valid proxies received before the Special Meeting will be voted according to their terms.  If you complete your proxy properly, whether by completing and returning a proxy card or by submitting your instructions by telephone, but do not provide instructions as to how to vote your shares, your proxy will be voted FOR the Recapitalization Plan, FOR the Authorized Share Increase and FOR the Plan Amendment.  If any other business is properly brought before the Special Meeting, proxies will be voted in accordance with the judgment of the persons voting the proxies.  After providing your proxy, you may revoke it at any time before it is voted at the Special Meeting by filing an instrument revoking it with our secretary or a duly executed proxy bearing a later date.  You also may revoke your proxy by attending the Special Meeting and giving notice of revocation.  Attendance at the Special Meeting, by itself, will not constitute revocation of a proxy.

Some banks, brokers, and other nominee record holders might be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our Proxy Statement or Notice may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of any of these documents to you if you request one by writing or calling us as follows: by writing to Attention, Investor Relations, 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania 19040; or by calling (215) 604-0691.  If you want to receive separate copies of the Proxy Statement and Notice in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to stockholders.  In addition to solicitation by mail, certain directors, officers, and employees of InfoLogix and its subsidiaries may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation.  The enclosed proxy is solicited by and on behalf of our Board of Directors.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the Special Meeting, the Recapitalization Plan, the Authorized Share Increase and the Plan Amendment.  The questions and answers may not address all questions that may be important to you as a stockholder of our Company.  Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annex to this Proxy Statement and the documents referred to or incorporated by reference into this Proxy Statement.

Q: Why did I receive these proxy materials?

A: These proxy materials are being mailed to all stockholders entitled to vote starting September       , 2009. We are providing them to you in connection with the solicitation by the board of directors of InfoLogix, Inc., a Delaware corporation, of proxies to be voted at our Special Meeting of Stockholders and at any adjournment or postponement of the meeting.

You are receiving these proxy materials because you own shares of the Company’s common stock that entitle you to vote at the meeting. Financial and other information concerning the Company is contained in the enclosed Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. By use of a proxy, you can vote on the matters to be decided at the meeting without actually attending the meeting in person.

You are invited to attend our Special Meeting of Stockholders on September       , 2009, beginning at     :00 a.m., local time. The Special Meeting will be held at our principal executive office at 101 E. County Line Road., Suite 210, Hatboro, Pennsylvania 19040. Stockholders will be admitted to the Special Meeting shortly before it begins. Seating will be limited. You will need an admission ticket or proof of ownership to enter the Special Meeting. See the response to the question “Do I need an admission ticket to attend the Special Meeting?” below.

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 are available on our web site at http://www.infologix.com by clicking on “Investor Information,” then “SEC Filings” and then “Materials for Special Meeting,” which does not use “cookies” or other software that identifies visitors accessing the web site.

Q: What will the stockholders vote on at the Special Meeting?

A: The stockholders will be asked to vote on the following items:

•                  To approve the Recapitalization Plan, consisting of the private placement of up to $23 million of Series A Convertible Preferred Stock, as well as warrants to purchase shares of our Common Stock, in accordance with a term sheet dated August 12, 2009 (the “Private Placement”);

•                  To approve the Authorized Share Increase, consisting of an amendment to our amended Certificate of Incorporation to increase the number of authorized shares of stock from 110,000,000 shares to                shares, of which the number of shares designated as Common Stock shall be increased from 100,000,000 to                and the number of shares designated as Preferred Stock shall be increased from 10,000,000 to               ;

•                  To approve the Plan Amendment, consisting of an amendment to our 2006 Equity Compensation Plan to increase the maximum aggregate number of shares of Common Stock that may be issued under the plan to a number equal to 10% of our outstanding Common Stock, on a fully diluted basis, upon closing of the Recapitalization Plan; and

•                  To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Q: Who is entitled to vote at the Special Meeting?

A: Holders of our common stock at the close of business on                          , 2009 are entitled to receive this notice and to vote their shares at the Special Meeting. As of that date, there were                        shares of Common Stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Special Meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, StockTrans, Inc., you are considered, with respect to those shares, the “stockholder of record.” The Notice, Proxy Statement, proxy card and accompanying documents have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of these shares.  The Notice, Proxy Statement, proxy card and accompanying documents have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone.

Q: How do I vote?

A: You may vote using any of the following methods:

•                  By mail

Complete, sign and date the proxy card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preference, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors.

If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to InfoLogix, Inc., 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania 19040.

•                  By telephone

The telephone voting procedures established by us for stockholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S. and Canada please vote by mail.

Telephone voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on September     , 2009.

The availability of telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials provided to you by your broker, bank or other holder of record.

If you vote by telephone, you do not have to return your proxy card or voting instruction card.

•                  In person at the Special Meeting

All stockholders may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Special Meeting.

Your vote is important. Your timely response can save us the expense of attempting to contact you again.

Q: What can I do if I change my mind after I vote my shares?

A: If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the meeting by:

•                  written notice to our corporate secretary at 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania 19040;

•                  timely delivery of a valid, later-dated proxy; or

•                  attending the Special Meeting and giving notice of revocation at the meeting prior to the tabulation of votes.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also vote in person at the Special Meeting if you obtain a legal proxy as described in the answer to the previous question.

Q: What will happen if I sign and return my proxy card with no voting instructions?

A: If you sign and return your proxy card with no voting instructions with respect to a matter to be voted on, your shares will be voted in accordance with the recommendation of the board of directors contained in this Proxy Statement.

Q: Who will count the vote?

A: StockTrans, Inc. will tabulate the votes and act as inspector of election.

Q: Is there a list of stockholders entitled to vote at the Special Meeting?

A: The names of stockholders of record entitled to vote at the Special Meeting will be available at the Special Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:00 a.m. and 5:00 p.m., local time, at our principal executive office at 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania 19040, by contacting our corporate secretary.

Q: What constitutes a quorum?

A: The presence, in person or by proxy, of stockholders holding a majority of the shares entitled to vote at the Special Meeting, is necessary to constitute a quorum.

Q: How are abstentions and “broker non-votes” counted in determining the presence of a quorum?

A: If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count towards the establishing of a quorum.  Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions on how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

Q: How are abstentions and “broker non-votes” counted in voting?

A: Abstentions and “broker non-votes” will not be counted in voting for any matter.

Q: What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

A:

PROPOSAL	VOTE REQUIRED	DISCRETIONARY VOTING ALLOWED?
Recapitalization Plan	Majority of shares present at the Special Meeting, in person or by proxy	Yes
Authorized Share Increase	Majority of outstanding shares entitled to vote at the Special Meeting	No
Plan Amendment	Majority of shares present at the Special Meeting, in person or by proxy	Yes

If you are a beneficial owner, your broker, bank or other holder of record is permitted to vote your shares on the Recapitalization Plan proposal and the Plan Amendment proposal, even if the holder of record does not receive voting instructions from you. If you are a beneficial owner, your broker, bank or other holder of record is not permitted to vote on the Authorized Share Increase proposal, absent instructions from you.  Without your voting instructions, a broker non-vote will occur on this item.

Q: Could other matters be decided at the Special Meeting?

A: At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Special Meeting other than those referred to in this Proxy Statement.

If you have returned your signed and completed proxy card and other matters are properly presented at the Special Meeting for consideration, the proxies appointed by the board of directors (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote on those matters for you.

Q: Can I access the Notice, Proxy Statement, and accompanying documents on the Internet?

A: The Notice, Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Quarterly Report for the quarter ended June 30, 2009 are available on our web site at http://www.infologix.com by clicking on “Investor Information,” then “SEC Filings” and then “Materials for Special Meeting,” which does not use “cookies” or other software that identifies visitors accessing the web site.

Q: Who will pay for the cost of this proxy solicitation?

A: We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to stockholders.  In addition to solicitation by mail, certain directors, officers, and employees of InfoLogix and its subsidiaries may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation.  The enclosed proxy is solicited by and on behalf of our Board of Directors.

Q: Do I need an admission ticket to attend the Special Meeting?

A: You will need an admission ticket or proof of ownership to enter the Special Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the Special Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Special Meeting.

If your shares are held beneficially in the name of a broker, bank or other holder of record and you plan to attend the Special Meeting, you must present proof of your ownership of InfoLogix’s common stock, such as a bank or brokerage account statement, to be admitted to the Special Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of InfoLogix’s common stock, to:

InfoLogix, Inc.

Attn.: Investor Relations

101 E. County Line Road

Suite 210

Hatboro, Pennsylvania 19040

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting.

If you have any further questions about attending the meeting, please call our Investor Relations department at (215) 604-0691.

Q: What is the proposed Recapitalization Plan?  Are the terms and details of the Recapitalization Plan subject to change?  What happens if they change?

A:  Our Recapitalization Plan consists of:

(i) the Private Placement, consisting of the issuance of up to                            shares of Series A Convertible Preferred Stock (“Series A Preferred”) for $       per share, as well as warrants to purchase shares of our Common Stock, to NewSpring Ventures II, L.P. (“NewSpring”) and certain other co-investors (together with NewSpring, the “Series A Investors”) in accordance with the terms and conditions of the non-binding term sheet dated August 12, 2009 (the “Term Sheet”); and

(ii) the forfeiture of all of the outstanding warrants to purchase shares of our Common Stock (the “Warrant Forfeitures”) held by various individuals including several members of our current Board of Directors, except for a warrant to purchase 250,000 shares of Common Stock held by Hercules Technology Growth Capital, Inc. (“Hercules”), our lender under the Loan and Security Agreement.

On August 20, 2009, we signed the non-binding Term Sheet with NewSpring, which provides the basis for the description of the Recapitalization Plan included in this Proxy Statement.  However, we caution you that we have not entered into any definitive agreements in connection with the Recapitalization Plan.  As such, to the extent that it is consummated at all, the Recapitalization Plan as described in this Proxy Statement is subject to change based upon negotiation of the final terms and the execution of definitive agreements.  Investors are advised not to put undue reliance on the description of the Term Sheet provided in this Proxy Statement.  If the terms and conditions of the Recapitalization Plan change materially from those disclosed in this Proxy Statement, we will seek stockholder approval of those changes.

Q: How will the proceeds of the Recapitalization Plan be used?

A: After we pay for the fees and expenses of the Recapitalization Plan, we intend to use the remaining proceeds to repay certain existing indebtedness, to finance near term acquisitions and for working capital for general corporate purposes, including the support of sales, marketing and growth initiatives.

Q: Who are the Series A Investors?

A: We currently expect that the Series A Investors will consist of New Spring and a syndicate of one or more additional investors. We are continuing to seek other investors to join the syndicate. Hercules may participate in the syndicate by converting $3 million of the amounts outstanding under our term loan and revolving credit facilities, including interest and other fees payable to Hercules, into equity of the Company.

Q: What percentage of InfoLogix will the Series A Investors own upon completion of the Private Placement?

A: Upon the completion of the Recapitalization Plan, NewSpring will beneficially own       % of our Common Stock.  The beneficial ownership of the current stockholders will be reduced to       % of our Common Stock, on a fully diluted basis, upon completion of the Private Placement.

Q: How does our Board of Directors recommend that I vote?

A: Our Board of Directors recommends that you vote FOR the Recapitalization Plan (Proposal 1); FOR the Authorized Share Increase (Proposal 2) and FOR the Plan Amendment (Proposal 3).

Q: Why does the Board of Directors think that the Recapitalization Plan is advisable?

A: In light of our losses and liquidity requirements, we engaged in an extensive process to explore potential sources of financing and other strategic alternatives.  We believe that we need additional capital to meet our liquidity needs, to continue as a going concern and to more effectively pursue our strategic objectives.  Though multiple options were explored, the Board of Directors determined that none were able to provide the value to the Company’s stockholders and creditors as that afforded by the Recapitalization Plan.  You should read “Proposal One — Approval of our Recapitalization Plan — Background and Purpose of the Recapitalization Plan” starting on page 12 of this Proxy Statement for a discussion of the factors the Board of Directors considered in deciding to recommend the Recapitalization Plan.

Q: What are the consequences of not consummating the Recapitalization Plan?

A: We do not currently expect to generate sufficient cash flow from operations to fund our payment obligations relating to a loan and security agreement that we entered into on May 1, 2008, as amended on November 19, 2008 and May 31, 2009 (the “Loan and Security Agreement”), and to our earn out payments for past acquisitions.  Our continued operations are dependent on our ability to reduce our debt, secure additional capital and strengthen our liquidity position.  If we fail to consummate the Recapitalization Plan and to implement that plan successfully, there is substantial doubt about our ability to continue as a going concern and we may be compelled to file for bankruptcy protection.

Q: What would my equity interest in the Company be if we filed for Chapter 11 bankruptcy protection?

A: It is not known at this time what your equity interest in the Company would be if we filed for Chapter 11 bankruptcy protection, but it could be reduced or eliminated completely.

Q: Will the composition of our Board of Directors change if we consummate the Recapitalization Plan?

A: Yes.  At the closing of the Private Placement, the Board of Directors would consist of (i) David Gulian and two other members of the current Board of Directors, (ii) three directors elected by the Series A Investors (the “Series A Directors”), and (iii) three other members to be selected by the mutual agreement of the Series A Investors and the current Board of Directors.

Q: What will I receive in the Recapitalization Plan and how will my ownership of InfoLogix be diluted as a result of the Recapitalization Plan?

A: You will not receive any consideration in connection with the Recapitalization Plan.  We are seeking your approval as required under NASDAQ rules so that we may sell securities and effectuate certain changes to our amended Certificate of Incorporation and equity incentive compensation plan.

Q: Will InfoLogix remain a public company?

A: At this time, there is no expectation that InfoLogix would cease to be a public company after the consummation of the Recapitalization Plan.

Q: Why are we seeking a stockholder vote in connection with the Recapitalization Plan?

A: We do not currently have sufficient authorized shares to complete the Recapitalization Plan and need stockholder approval for the Authorized Share Increase.  Also, under the NASDAQ rules, stockholder approval is required prior to the issuance of shares where the issuance or potential issuance will result in a change of control of a company.  The Private Placement may be considered a change of control if the Series A Investors are considered a “group” within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because that group together would own the majority of the combined voting power of the Company’s outstanding securities.

Q: Am I entitled to dissenters’ rights?

A: No.  Our stockholders are not entitled to appraisal rights with respect to the Recapitalization Plan and we will not independently provide the stockholders with any such rights.

Q: What fees will we owe to our financial advisors as a result of the Recapitalization Plan?

A: Under its Engagement Letter dated January 27, 2009, Fairmount Partners (“Fairmount”) would be entitled to receive a success fee of $                    , which is equal to the greater of $500,000 and 4% of the proceeds from the Private Placement, upon closing of the Private Placement.  In addition, under the terms of the Engagement Letter dated August 6, 2009, Fairmount is entitled to be paid a fee of $100,000 related to preparation of its fairness opinion.  Thomas Weisel Partners LLC (“TWP”) may also be entitled to receive fees in connection with the consummation of the Recapitalization Plan.

Q: What is the purpose of the proposed Authorized Share Increase?

A: We do not currently have sufficient authorized shares to complete the Recapitalization Plan.  To complete the Recapitalization Plan and issue shares of Series A Preferred and to reserve the shares of Common Stock that would be issuable upon conversion of the Series A Preferred, we must increase the total number of shares of stock authorized for issuance under our amended Certificate of Incorporation.  The Recapitalization Plan will not occur without an increase in the total number of authorized shares.

The proposed increase in authorized stock will make it possible for us to consummate the Recapitalization Plan.  The increase will also enable us to reserve shares for issuance under the warrants to be issued in the Private Placement as described in Proposal One, to reserve additional shares for issuance under our equity incentive plan as described in Proposal Three, and to provide for additional shares of Common Stock and Preferred Stock that would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of Common Stock, Preferred Stock or securities convertible into Common Stock or Preferred Stock.

Q: What is the purpose of the proposed Plan Amendment?

A: Our equity incentive compensation plan provides a means for us to award specific equity-based benefits to our officers and other employees, consultants and directors.  The Board of Directors adopted the equity incentive compensation plan to attract and retain such individuals and to encourage them to exercise their best efforts to enhance our growth.  The Plan Amendment will increase the maximum aggregate number of shares of Common Stock that may be issued under the plan to a number equal to 10% of our outstanding Common Stock, on a fully diluted basis, upon closing of the Recapitalization Plan, which is required by the Term Sheet.

PROPOSAL ONE –
APPROVAL OF OUR RECAPITALIZATION PLAN

In recognition of our continuing losses and substantial current and future liquidity requirements, we have actively pursued a variety of capital raising initiatives to restructure our capital and debt positions.  We have determined that we need to reduce our debt and secure additional capital to attempt to meet our liquidity needs, continue as a going concern and more effectively pursue our strategic objectives.  To that end, we have developed a comprehensive Recapitalization Plan and we also continue to seek out additional sources of debt financing to further strengthen our liquidity position.  The Recapitalization Plan consists of:

(i) the Private Placement issuance of up to                          shares of Series A Preferred for $       per share, as well as warrants to purchase shares of our Common Stock, to the Series A Investors in accordance with the terms and conditions of the non-binding Term Sheet dated August 12, 2009; and

(ii) the Warrant Forfeitures, consisting of the forfeiture of all of the outstanding warrants to purchase shares of our Common Stock held by various individuals including several members of our current Board of Directors, except for a warrant to purchase 250,000 shares of Common Stock held by Hercules.

After the fees and expenses of the Recapitalization Plan, we intend to use the proceeds to repay certain existing indebtedness, to finance near term acquisitions and for working capital for general corporate purposes, including the support of sales, marketing and growth initiatives.

We are also continuing to actively engage in discussions to secure alternative debt financing to replace the remaining portion of either or both of our term loan facility and our revolving credit facility with Hercules and to sell certain assets of the business to third-party buyers.

We are seeking your approval for our Recapitalization Plan, because it calls for the issuance of shares of our Preferred Stock and of securities convertible into shares of our Common Stock in excess of the number of shares of Preferred Stock and Common Stock authorized and available for issuance under our amended Certificate of Incorporation and for an increase in the number of shares available for issuance in connection with our equity compensation plan, and Delaware law, NASDAQ rules and our governing documents require stockholder approval to amend our Certificate of Incorporation to increase the number of authorized shares and to amend our equity compensation plan to increase the number of shares available under the plan.  Under the NASDAQ rules, stockholder approval is also required prior to the issuance of shares where the issuance or potential issuance will result in a change of control of a company.  The Private Placement may be considered a change of control if the Series A Investors are considered a “group” within the meaning of Rule 13d-3 under the Exchange Act because that group together would own the majority of the combined voting power of the Company’s outstanding securities.

On August 20, 2009, we signed the non-binding Term Sheet with NewSpring, which provides the basis for the description of the Recapitalization Plan included in this Proxy Statement.  However, we caution you that we have not entered into any definitive agreements in connection with the Recapitalization Plan.  As such, to the extent that it is consummated at all, the Recapitalization Plan as described in this Proxy Statement is subject to change based upon negotiation of the final terms and the execution of definitive agreements.  Investors are advised not to put undue reliance on the description of the Term Sheet provided in this Proxy Statement.  If the terms and conditions of the Recapitalization Plan change materially from those disclosed in this Proxy Statement, we will seek stockholder approval of those changes.

Background and Purpose of the Recapitalization Plan

Background of the Recapitalization Plan

We are a provider of enterprise mobility solutions for the healthcare and commercial industries.  We have experienced recurring losses from 2006 through 2009, and as of June 30, 2009, we had cash of approximately $3.5 million, total debt of approximately $25.2 million and an accumulated stockholders’ deficiency of approximately $1.3 million.  As a result of our capital and debt structure and recurring losses, we have substantial liquidity requirements related to the repayment of our revolving credit facility with Hercules on January 1, 2010, as well as to our outstanding term loan facility with Hercules and to earn out payments for past acquisitions.  We do not currently expect to generate sufficient cash flow from operations to fund those obligations, and as a result, our independent registered public accounting firm included an explanatory paragraph raising substantial doubt as to our ability to continue as a going concern in its report on our consolidated financial statements for the year ended December 31, 2008.

On May 1, 2008, we entered into the Loan and Security Agreement with Hercules, as lender, that provides us with a revolving credit facility of up to $9.0 million and a term loan facility of up to $12.0 million.  The revolving credit facility expires on January 1, 2010 and the term loan facility matures on May 1, 2012.  Our obligations under the Loan and Security Agreement are secured by all of our personal property.  As of June 30, 2009, $9.0 million and $11.5 million, respectively, were outstanding under these facilities.  Though Hercules has agreed to forbear from exercising its remedies, we are currently in default of the Loan and Security Agreement.

The Loan and Security Agreement was amended in November 2008 to revise the monthly minimum EBITDA test and the monthly maximum leverage ratio as well as to prohibit us from making any payments under our earn out obligations related to certain past acquisitions while our leverage exceeded a maximum of 3.00 to 1.00.  The November 2008 amendment also resulted in an increase in our interest rates for both the revolving credit and term loan facilities and required us to pay an amendment fee of $315,000 to Hercules.

In January 2009, in light of our losses and liquidity requirements, we engaged several financial advisors, on a contingent fee basis, to explore potential sources of financing and other strategic alternatives.  We engaged Fairmount, an investment banking firm, to explore opportunities for various forms of financing in the form of growth capital.  We also engaged TWP, an investment banking firm, to explore opportunities for the sale of all or a portion of the Company, a restructuring or recapitalization of the Company or a similar transaction.  In addition, we also engaged Overbrook Consulting Partners LLC (“Overbrook”), on a contingent fee basis, in connection with a potential source of debt financing.  Our Board of Directors was advised at various times about its fiduciary duties as applicable in these contexts.  In connection with their engagement, Fairmount and TWP contacted potential investors and acquirers to solicit interest in an investment in or acquisition of the Company.  During the exploration process performed by Fairmount: (i) 113 potential investors were contacted; (ii) 22 parties executed non-disclosure agreements, agreed to restrict themselves from trading in our stock for a period of time, and received additional public and non-public information about us; and (iii) one party, NewSpring, ultimately submitted a bid.  Also, during the exploration process performed by TWP (i) 139 potential acquirers were contacted; (ii) 15 parties executed non-disclosure agreements, agreed to restrict themselves from trading in our stock for a period of time, and received additional public and non-public information about us; and (iii) three parties ultimately submitted preliminary indications of interest regarding a potential transaction with us.

On February 23, 2009, we received an initial term sheet from NewSpring for a proposed equity investment of up to $20.0 million, subject to syndication with one or more additional financial investors, in exchange for Ten Percent (10%) Series A Preferred at a purchase price of $0.48 per share and a conversion price equal to the purchase price.  NewSpring indicated that it would make an investment of up to $7.5 million as part of this proposed investment.  The proposal also contemplated a restructuring of a portion of our total indebtedness and a restructuring of our 2,650,000 outstanding warrants such that 530,000 new warrants with a strike price of $0.75 per share would be issued to replace the outstanding warrants.  We determined to pursue, with the assistance of Fairmount, continued discussions with NewSpring regarding the proposal concurrent with the ongoing capital raise and sale exploration process.

On February 26, 2009, our Board of Directors received presentations from TWP and Fairmount and discussed the progress of the capital raise and sale exploration process.

On March 11, 2009, we received a preliminary indication of interest from Investor A (“Investor A”) to purchase the Company for $20 to $22 million or to purchase our enterprise mobility solutions business for $8 to $10 million.  We decided to pursue further discussions with Investor A, but ultimately the discussions did not result in further development of the preliminary proposal that Investor A wanted to pursue.

Throughout March and April 2009, representatives of management met with NewSpring representatives to discuss financial results and the direction of our business and capital raising process.  On April 17, 2009, we received an updated and revised term sheet from NewSpring for a proposed equity investment of up to $12.0 million, subject to syndication with one or more additional financial investors, in exchange for Eight Percent (8%) Series A Preferred at a purchase price of $0.65 per share and a conversion price equal to the purchase price, and warrants to purchase an additional 9,230,769 shares of common stock at an exercise price of $1.00 per share.  NewSpring indicated that it would make an investment of up to $7.0 million as part of this proposed investment.  The proposal also contemplated a restructuring of our total indebtedness and a restructuring of our 2,650,000 outstanding warrants such that 1,325,000 new warrants with a strike price of $1.00 per share would be issued and replace the outstanding warrants.  We determined to pursue, with the assistance of Fairmount, continued discussions with NewSpring regarding the proposal concurrent with the ongoing capital raise and sale exploration process.

On April 15, 2009, we received a preliminary indication of interest from Investor B (“Investor B”) to purchase the assets of our healthcare business for $25 to $30 million on a cash-free, debt-free basis.  We decided to pursue further discussions with Investor B, and while we remain in discussions with Investor B, we have not received an updated indication of interest.

On April 29, 2009, we received an initial indication of interest from Investor C (“Investor C”) to purchase the assets of the Company for no more than $10 million.  We determined not to pursue the proposal at that time.

On April 30, 2009, we provided NewSpring with a counterproposal to its proposed term sheet of April 17, 2009 and on May 5, 2009, we received an updated and revised term sheet from NewSpring for a proposed equity investment of $15 million, subject to syndication with one or more additional financial investors, with a minimum investment of $12 million, in exchange for Eight Percent (8%) Series A Preferred at a purchase price of $0.65 per share and a conversion price equal to the purchase price, and warrants to purchase an additional 4,615,385 shares of common stock at an exercise price of $1.00 per share.  NewSpring indicated that it would make an investment of up to $7.5 million as part of this proposed investment.  The proposal reiterated its previous proposal for restructuring the terms of our total indebtedness and outstanding warrants.

On May 7, 2009, our Board of Directors received presentations from TWP and Fairmount and discussed the progress of the capital raise and sale exploration process and the status of our credit facility with Hercules.

Throughout May 2009, we continued our discussions and meetings with NewSpring and received updated drafts of terms and conditions for an investment by NewSpring and a syndicate of equity investors.  On May 20, 2009, we accepted the terms included in the most recent NewSpring term sheet, which provided for a proposed equity investment of $15 million, subject to syndication with one or more additional financial investors, with a minimum investment of $12 million, in exchange for Eight Percent (8%) Series A Preferred at a purchase price of $0.65 per share and a conversion price equal to the purchase price, and warrants to purchase an additional 4,615,385 shares of common stock at an exercise price of $1.00 per share.  NewSpring indicated that it would make an investment of up to $7.5 million as part of this proposed investment.  The proposal reiterated its previous proposal for restructuring the terms of our total indebtedness and outstanding warrants.  We did not agree to any exclusivity arrangement with NewSpring, however, instead we maintained the flexibility to participate in discussions with and solicit interest from other potential investors and acquirers until such time as the minimum $12.0 million investment had been committed by a syndicate of equity investors.

The Loan and Security Agreement with Hercules was further amended on May 31, 2009 to, among other things, amend certain financial covenants, postpone further principal repayments on the term loan portion of the facility until January 2010, and to postpone the revolving loan maturity date from November 1, 2009 until January 1, 2010.  The May 2009 amendment also resulted in an increase in our interest rates for both the revolving credit and term loan facilities.  Furthermore, the May 2009 amendment to the Loan and Security Agreement required one of the following events to have occurred by July 31, 2009: the sale of substantially all of our assets or capital stock of the Company, a cash equity infusion in an amount of at least $12.0 million, or the incurrence of subordinated indebtedness in an amount of at least $12.0 million (each, a “Fundamental Event Closing”).  A Fundamental Event Closing did not occur by July 31, 2009, and, as a result, an event of default occurred under the Loan and Security Agreement (the “Default”), and as a result we entered into a forbearance agreement with Hercules as described below.  In connection with the May 2009 amendment, we issued Hercules a warrant to purchase 250,000 shares of our Common Stock at an exercise price of $0.42 per share and to pay a restructuring fee of $210,000, $50,000 of which was paid upon execution of the amendment and the remainder of which will be paid on the earlier of September 30, 2009, the acceleration of our obligations under the Loan and Security Agreement and payment in full of our obligations under the Loan and Security Agreement.

Over the course of May and June, we participated in a number of meetings and conference calls with potential members of the NewSpring syndicate.  On June 29, 2009, we received an updated and revised term sheet from NewSpring for a proposed equity investment of up to $20 million, subject to syndication with one or more additional financial investors, with a minimum investment of $15 million, in exchange for Eight Percent (8%) Series A Preferred at a purchase price of $0.45 per share and a conversion price equal to the purchase price, and warrants to purchase an additional 8,888,889 shares of common stock at an exercise price of $0.75 per share.  NewSpring indicated that it would make an investment of up to $7.5 million as part of this proposed investment.  The proposal also contemplated a restructuring of our total indebtedness and a restructuring of 2,650,000 outstanding warrants such that 1,325,000 new warrants with a strike price of $0.75 per share would be issued and replace the outstanding warrants.  The proposal also called for us to reserve shares of our Common Stock for an employee stock option pool that establishes an unallocated stock option pool equal to 5% of the Company’s capital stock on a fully-diluted basis following the closing.  We determined to pursue, with the assistance of Fairmount, continued discussions with NewSpring regarding the proposal concurrent with the ongoing capital raise and sale exploration process.

On July 20, 2009, our Board of Directors met and discussed the progress of the capital raise and sale exploration process and the status of our Hercules credit facility.

On July 24, 2009, our CEO, David Gulian and our CFO, Jay Roberts participated in a conference call with representatives of NewSpring and Hercules during which the CEO of Hercules, Manuel Henriquez, indicated that Hercules would be willing to convert up to $3 million of the amounts owed under the Loan and Security Agreement into equity of the Company at a conversion rate of $     per share.

On July 29, 2009, we received an updated and revised term sheet from NewSpring for a proposed equity investment of up to $23 million, including the conversion of $3.0 million of our debt to Hercules into equity of the Company, subject to syndication with one or more additional financial investors, with a minimum investment of $15 million, in exchange for Eight Percent (8%) Series A Convertible Preferred Stock at a purchase price of $       per share and a conversion price equal to the purchase price, and warrants to purchase an additional maximum of                          shares of common stock at an exercise price of $       per share.  NewSpring indicated that it would make an investment of up to $7.5 million as part of this proposed investment.  The proposal also contemplated a restructuring of our total indebtedness and a forfeiture of our 2,650,000 outstanding warrants, except for the warrants held by Hercules to purchase 250,000 shares of Common Stock.  The proposal also called for us to reserve shares of our Common Stock for an employee stock option pool that establishes an unallocated stock option pool equal to 10% of the Company’s capital stock on a fully-diluted basis following the closing.  We determined to pursue, with the assistance of Fairmount, continued discussions with NewSpring regarding the proposal concurrent with the ongoing capital raise and sale exploration process.

On July 31, 2009, we entered into a Forbearance Agreement with Hercules under which it agreed to forbear from exercising its rights and remedies with respect to the Default (the “Forbearance Agreement”).  The Forbearance Agreement is effective until the earlier of (i) September 30, 2009 and (ii) the occurrence of a termination event under the Forbearance Agreement.  A “termination event” includes, among other things: our failure to pay when due principal, interest, and any other applicable fees under and in accordance with the Loan and Security Agreement; our failure to comply with any of the terms or undertakings of the Forbearance Agreement; our joining, assisting, cooperating or participating as an adverse party in certain suits or other proceedings against Hercules or any of its affiliates; the occurrence of another event of default under the Loan and Security Agreement, subject to specified exceptions; and our failure to provide evidence of the occurrence of certain other events in connection with our attempts to secure additional financing, which include the filing of a proxy statement or registration statement relating thereto with the SEC on or before August 14, 2009.  The Forbearance Agreement was subsequently amended on August 14, 2009, and again on August 20, 2009, to extend the deadline by which the Company must file the proxy statement or the registration statement to August 21, 2009.  Upon the termination of the forbearance period, Hercules will be free to proceed to enforce any or all of its rights and remedies with respect to the Default, including, without limitation, the right to demand the immediate repayment of the outstanding indebtedness.  In connection with entering into the Forbearance Agreement, we paid Hercules a forbearance fee of $412,171.41.  Failure to file this Proxy Statement would be a termination event under the Forbearance Agreement.

On August 6, 2009, we engaged Howard Brod Brownstein, a financial advisory firm that specializes in corporate turnarounds and restructurings, to assist us in analyzing and reducing our costs, navigating this Recapitalization Plan process and managing our relationship with Hercules.  On the same date, our Board of Directors held a meeting, during which Fairmount participated, to discuss the most recent draft of the NewSpring term sheet.

On August 7, 2009, our CEO, David Gulian met with the principals of NewSpring and over the next few days also met with representatives of several other potential members of the equity syndicate.  On August 12, 2009, we received an updated and revised term sheet from NewSpring for a proposed equity investment of up to $23 million, including the conversion of $3.0 million of our debt to Hercules into equity of the Company, subject to syndication with one or more additional financial investors, with a minimum investment of $15 million, in exchange for Eight Percent (8%) Series A Convertible Preferred Stock at a purchase price of $       per share and a conversion price equal to the purchase price, and warrants to purchase an additional maximum of                    shares of common stock at an exercise price of $     per share.  NewSpring indicated that it would make an investment of up to $7.5 million as part of this proposed investment.  The proposal also contemplated a restructuring of our total indebtedness and a forfeiture of our 2,650,000 outstanding warrants, except for the warrants held by Hercules to purchase 250,000 shares of Common Stock.  The proposal also called for us to reserve shares of our Common Stock for an employee stock option pool that establishes an aggregate stock option pool (including outstanding options) equal to 10% of the Company’s capital stock on a fully-diluted basis following the closing.  We determined to pursue, with the assistance of Fairmount, continued discussions with NewSpring regarding the proposal concurrent with the ongoing capital raise and sale exploration process.

From August 17 through August 19, 2009, David Gulian continued to meet with representatives of NewSpring and representatives of other potential members of the equity syndicate.  On August 20, 2009, we signed the Term Sheet, which was the term sheet received from NewSpring on August 12, 2009 and described above, modified to provide that the investment would include the conversion of $3.0 million of our debt to Hercules into equity of the Company or a minimum investment of $18 million. As such the Term Sheet from NewSpring contemplates a proposed equity investment of up to $23 million, subject to syndication with one or more additional financial investors, with a minimum investment of $15 million and the conversion of $3.0 million of our debt to Hercules into equity of the Company, or a minimum investment of $18 million, in exchange for Eight Percent (8%) Series A Convertible Preferred Stock at a purchase price of $       per share and a conversion price equal to the purchase price, and warrants to purchase an additional maximum of                      shares of common stock at an exercise price of $       per share.  NewSpring indicated that it would make an investment of up to $7.5 million as part of this proposed investment.  The proposal also contemplated a restructuring of our total indebtedness and a forfeiture of our 2,650,000 outstanding warrants, except for the warrants held by Hercules to purchase 250,000 shares of Common Stock.  The proposal also called for us to reserve shares of our Common Stock for an employee stock option pool that establishes an aggregate stock option pool (including outstanding options) equal to 10% of the Company’s capital stock on a fully-diluted basis following the closing.

On August 19, 2009, we received a notice from NASDAQ that we were no longer in compliance with the Nasdaq Capital Market listing requirement to maintain a minimum of at least $2,500,000 in stockholders’ equity.  On August 21, 2009, we filed a Current Report on Form 8-K with the SEC and issued a press release disclosing our receipt of this notice. Under NASDAQ rules, we have until September 3, 2009, to provide NASDAQ with our plan to regain compliance with the listing requirements.

Starting in September 2008 and throughout the course of the capital raise and sale exploration process, we met with potential lenders, and were at certain points assisted by Overbrook in these discussions, related to the possibility of restructuring or refinancing either or both of our term loan and revolving credit facilities with Hercules.  We continue to engage in ongoing discussions about refinancing our indebtedness.

Purpose of the Recapitalization Plan

We believe that we need additional capital to meet our liquidity needs, to continue as a going concern and to more effectively pursue our strategic objectives.  Though multiple options were explored, the Board of Directors determined that none were able to provide the value to the Company’s stockholders and creditors as that afforded by the Recapitalization Plan.  In the course of making its determinations, the Board of Directors consulted with and relied on the advice and recommendations of the senior management team and the advice of financial and legal advisors, and considered the short-term and long-term interest and prospects of the Company, and its stockholders and creditors, including the following material factors that we believe support the determinations:

•                  Our current and anticipated future liquidity requirements, our limited operating capital and our inability to comply with the financial and other covenants under the Loan and Security Agreement and the Forbearance Agreement, both in the short-term and the long-term, without a significant capital infusion;

•                  The exploration, through the efforts of Fairmount, TWP, members of our Board of Directors and members of our senior management team, of possible alternative capital raising transactions, pursuant to which 252 potential investors and/or acquirers were contacted;

•                  The review and advice of Fairmount, TWP and members of our senior management team regarding possible alternatives and strategies to address our liquidity needs;

•                  The indications received from Hercules that failure to meet the requirements of the Forbearance Agreement and to complete a transaction would lead to acceleration of our payment obligations under the Loan and Security Agreement and the fact that we would be unable to meet those payment obligations;

•                  The expectation that Fairmount will provide a written fairness opinion providing that in its opinion (subject to the assumptions, qualifications and limiting conditions set forth therein), the Purchase Price (defined below) to be received by the Company in the Private Placement is fair, from a financial point of view, to our existing common stockholders (without giving effect to any impact of the Recapitalization Plan on any particular stockholder other than its capacity as a stockholder);

•                  Our continued operations are dependent on our ability to reduce our debt, secure additional financing and strengthen our liquidity position.  If we fail to do so and to implement our plan successfully, there is substantial doubt about our ability to continue as a going concern and we may be compelled to file for bankruptcy protection;

•                  If we file for Chapter 11 bankruptcy protection, our current stockholders may lose some or all of their equity interest in the Company;

•                  The Recapitalization Plan will strengthen our financial condition and reduce our financial risk, which the Board of Directors believes will allow us to comply with the NASDAQ listing requirements and will improve our ability to raise additional funding through debt or equity financings on favorable terms and make our Common Stock more attractive to prospective investors for purchase on the open market and for use as an acquisition currency;

•                  The Board of Directors believes that the Recapitalization Plan will strengthen our investor base with the addition of new and experienced investors who will have a significant stake in our long-term success and will be motivated to provide the support and assistance to protect and enhance their investment; and

•                  The continued uncertainty in the macroeconomic environment.

In its review of the Recapitalization Plan, the Board of Directors also considered a number of potentially negative factors, including the following factors:

•                  The risks and uncertainties of our ability to execute our strategic plan;

•                  The Recapitalization Plan will have a highly dilutive effect on our current stockholders;

•                  The Purchase Price of the shares to be purchased pursuant to the Private Placement is $      ;

•                  Our stockholders are not being offered the opportunity to purchase shares at the same price as provided under the Recapitalization Plan, and therefore, are not being offered the opportunity to mitigate their dilution other than through open-market purchases of shares of our Common Stock;

•                  The sale of the shares of our Common Stock acquired upon conversion of the securities received in the Private Placement on the public market pursuant to a registration statement that we will be obligated by the Private Placement to file could have a material adverse effect on the market price of our Common Stock;

•                  The current terms of the Private Placement with the Series A Investors are subject only to the Term Sheet, which is non-binding, rather than a definitive agreement and the terms and conditions of the other aspects of the Recapitalization Plan have not yet been finalized, and as such remain subject to change;

•                  Under the terms of our agreements with them, we may owe fees of up to $                           in the aggregate to Fairmount and TWP in connection with consummating the Recapitalization Plan;

•                  The Term Sheet requires that we restructure our debt on terms satisfactory to the Series A Investors, which will require that we obtain the agreement of parties to whom we owe earn out obligations related to past acquisitions, as well as the forfeiture of most of our outstanding warrants, which will require the agreement of the holders of those warrants to the Warrant Forfeitures, and there is no guarantee that the parties will so agree; and

•                  The terms of the Private Placement would prohibit us from soliciting competing proposals to invest in the Company and impose certain other limitations on our ability to pursue or accept a competing proposal.

The foregoing discussion summarizes the material factors considered by our Board of Directors in consideration of the Recapitalization Plan.  In view of the wide variety of factors considered by our Board of Directors, as well as the complexity of these matters, our Board of Directors did not find it practical to quantify or otherwise assign relative weights to various factors.  Our Board of Directors approved and recommends the Recapitalization Plan based upon the totality of the information presented to it and considered by it.

Term Sheet for the Private Placement

The Term Sheet provides that the Company would sell the Series A Investors up to                        shares of Series A Preferred, with warrants, for up to $23 million at a purchase price of $       (the “Purchase Price”).  At a minimum, the Series A Investors would invest $18 million (which may include the conversion of $3.0 million of our debt to Hercules into equity of the Company), thus acquiring a minimum of                        shares of Series A Preferred.  Each Series A Investor would also receive a warrant to purchase one share of our Common Stock for every five shares of Series A Preferred purchased, which would result in a maximum of                        new warrant shares to be issued to the Series A Investors.  The warrants would have a strike price of $       per share of Common Stock, provide for cashless exercise, and be subject to automatic cashless exercise if the closing trading price of our Common Stock exceeds $2.00 on a national securities exchange for least 20 trading days in any period of 30 consecutive trading days.

The Term Sheet requires that we have no more than 47,600,000 shares of our Common Stock and securities convertible into or exercisable for our Common Stock immediately prior to closing of the Private Placement, except for any shares that may be issuable to Hercules or Investor D, another potential lender.

Each share of Series A Preferred would be convertible at any time into one share of our Common Stock at an amount equal to the Purchase Price, subject to appropriate adjustment for stock splits, stock dividends and similar transactions.  The Series A Preferred would be convertible in whole or in part with the affirmative vote of at least 67% of the holders of the Series A Preferred.  Each share of Series A Preferred would be automatically converted into one share of our Common Stock upon the closing by the Company of an underwritten public offering of at least               shares of Common Stock at an offering price of at least $      per share and that includes at least 25% of the Common Stock underlying the Series A Preferred then outstanding.  The Series A Preferred would be redeemable at the option of the Series A Investors at a price equal to the Purchase Price plus all accrued but unpaid dividends at any time following the five year anniversary of the issuance of the Series A Preferred and upon the affirmative vote of at least 67% of the holders of the Series A Preferred.

The Series A Preferred would have a liquidation preference over the shares of the Company’s Common Stock and would be entitled to cumulative dividends, compounded quarterly and accrued daily at an annual rate of 8% of the Purchase Price.  Payment of dividends would be subject to the approval of the Company’s lenders and achievement by the Company of certain minimum income thresholds.  The holders of the Series A Preferred would be entitled to vote, on an as-converted basis, on all matters on which the holders of our Preferred Stock and Common Stock would be entitled to vote.  So long as 37.5% of the Series A Preferred issued at closing remain outstanding, neither the Company nor any of its subsidiaries would be permitted, without the affirmative vote of at least 67% of the holders of the Series A Preferred, to (i) amend or alter our Certificate of Incorporation, (ii) create or issue any security having rights senior or on parity with the Series A Preferred or increase the number of shares of Series A Preferred, (iii) purchase, redeem or pay any dividend on any class of capital stock other than Series A Preferred, (iv) alter the rights of the Series A Preferred or (v) liquidate, dissolve or wind up the affairs of the Company or effectuate any deemed liquidation event, which includes the sale of all or substantially all of the stock or assets of the Company or a merger of the Company of which the Company is not the surviving entity.

The Term Sheet would require us to file a registration statement with the SEC covering the underlying Common Stock upon conversion of the Series A Preferred.  Failure to file the registration statement and have it declared effective by the SEC within certain prescribed timeframes would subject the Company to fees as payment of liquidated damages.  We would be required to maintain the effectiveness of the registration statement and to file additional registration statements until such time as all of the underlying shares of Common Stock have been sold by the Series A Investors.  The Series A Investors will also be entitled to “piggy-back” registration rights on all future registrations by the Company, subject to customary underwriters’ cut-backs and applicable securities laws.

Immediately prior to the closing of the Private Placement, we would be required to reserve shares of our Common Stock for an employee stock option pool that establishes an unallocated stock option pool equal to 10% of the Company’s capital stock on a fully-diluted basis following the closing.  The Term Sheet further requires that options granted under our equity compensation plan vest over a period of no less than three years.  For further information, see “Proposal Three — Approval of an Amendment to Our 2006 Equity Compensation Plan.”

So long as 37.5% of the Series A Preferred issued at closing remain outstanding, holders of the Series A Preferred would have the right to elect three directors to serve on our Board of Directors.  The Term Sheet provides that our Board of Directors would consist of nine individuals.  At the closing of the Private Placement, the Board of Directors would consist of David Gulian and two other members of the current Board of Directors, the Series A Directors and three other members to be selected by the mutual agreement of the Series A Investors and the current Board of Directors. For more information about the individuals who will serve as directors immediately upon closing of the Private Placement, see “Information Regarding Directors” on page 24 of this Proxy Statement.

The Term Sheet provides that the Private Placement would be subject to certain closing conditions, including:

•                  Receipt of all necessary stockholder, Board of Directors and SEC approvals, as applicable;

•                  Execution of the requisite agreements, including a securities purchase agreement, registration rights agreement, as well as non-competition and non-solicitation agreements with officers and key employees;

•                  Restructuring of our debt in form satisfactory to the Series A Investors;

•                  Completion of the Warrant Forfeitures;

•                  Co-Investors having joined with NewSpring such that Series A Investors are in place to purchase at least $15 million in Series A Preferred pursuant to the Private Placement;

•                  A forbearance agreement with Hercules remains in effect with respect to the Loan and Security Agreement; and

•                  The absence of any material adverse changes with respect to the Company.

We have agreed that, once a syndicate of equity investors has committed to purchase at least $15 million in Series A Preferred by executing joinder agreements to the Term Sheet, subject to the fiduciary duties of the Board of Directors and except for negotiations with Investor D to refinance our debt under the Loan and Security Agreement, we will deal exclusively with the Series A Investors, not solicit, participate in discussions, negotiate or enter into any agreement for the purchase of any debt, equity or assets of the Company and shall immediately inform the Series A Investors of any solicitation or offer and continue to cooperate and negotiate with the Series A Investors in good faith for a period of 60 days from our receipt of written notice from NewSpring of completion of a syndicate of investors who have committed to invest at least $15 million in Series A Preferred.

Based on our discussions with NewSpring and other potential investors, we currently expect that the Series A Investors will consist of New Spring and a syndicate of one or more additional investors.  NewSpring is a venture capital fund located in the Philadelphia, Pennsylvania metropolitan area that provides equity capital to growth and expansion stage companies with a focus on business services, enabling technologies, and information technology.  It expects to invest a minimum of $7.5 million in the Private Placement. We are continuing to seek others to join the syndicate. Hercules may join the syndicate by converting $3 million of the amounts outstanding under our term loan and revolving credit facilities, including interest and other fees payable to Hercules, into equity of the Company.

Opinion of Fairmount Partners, Financial Advisor to InfoLogix, Inc.

Our Board of Directors has engaged Fairmount to render an opinion as to whether the consideration received by the Company in the Private Placement is fair to the Company and our existing stockholders from a financial point of view.

Pursuant to the Engagement Letter dated August 6, 2009, our Board of Directors engaged Fairmount to opine as to the fairness to the stockholders of the Company, from a financial point of view, of the consideration to be received by us in the Recapitalization Plan.  Fairmount will base its analysis upon the final terms and conditions contained in definitive agreements for the Recapitalization Plan upon completion.  Fairmount’s ability to deliver such a fairness opinion is subject to the completion of various financial and market analysis in accordance with its internal written procedures for the issuance of fairness opinions, and the appproval of the opinion’s issuance by its internal Fairness Opinion Committee.

As part of its investment banking business, Fairmount is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate recapitalizations, private placements and for other purposes. Our Board of Directors determined to use the services of Fairmount for a fairness opinion because it is a trusted investment banking firm that has experience in similar matters in our industry and is familiar with the Company.  Under the terms of the Engagement Letter dated August 6, 2009, we have agreed to pay Fairmount a fee of $100,000 in connection with the preparation and issuance of its opinion: $50,000 in cash was paid upon executing the engagement letter and the remaining $50,000 in cash is to be paid upon Fairmount’s notifying the Company it has substantially completed the work that, in its determination, is appropriate to prepare it to render its written opinion.  No portion of Fairmount’s opinion fee is contingent upon either the conclusion expressed in the opinion or whether the Recapitalization Plan is successfully consummated.  Furthermore, Fairmount is entitled to be reimbursed for its out-of-pocket expenses and reasonable fees and expenses of counsel, consultants, and advisors retained by Fairmount, incurred in connection with the engagement, and to indemnify and hold harmless Fairmount and its affiliates any other person, director, employee or agent of Fairmount or any of its affiliates, or any person controlling Fairmount or its affiliates, for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Fairmount as financial advisor to our Board of Directors.  The terms of the fee arrangement with Fairmount, which we and Fairmount believe are customary in transactions of this nature, were negotiated at arm’s length between us and Fairmount, and our Board of Directors is aware of and has approved these fee arrangements.

Prior to the engagement regarding the fairness opinion, we retained Fairmount in January 2009 to act as its co-financial advisor with respect to explore opportunities for various forms of financing in the form of growth capital.  Pursuant to the terms of the January engagement letter, we have agreed to pay to Fairmount a monthly advisory fee in the amount of $20,000 (for which payment of $100,000 has been made through the date hereof) for these services until the consummation of the Recapitalization Plan, as well as a cash success fee equal to the greater of (a) $500,000 or (b) 4.0% of the committed investment proceeds from the Recapitalization Plan, less the amount of monthly advisory fees paid.

During the prior three years to its engagement to render a fairness opinion, Fairmount has served as financial advisor to us in five separate transactions and has received in aggregate, as payment for the successful consummation of those transactions, $1.4 million in net cash success fees.

Although Fairmount has, in the past, provided advisory services to InfoLogix from time-to-time and it is anticipated that Fairmount will be engaged in the future for advisory services, our Board of Directors determined that these prior engagements would not affect Fairmount’s ability to fulfill its obligations of impartiality and objectivity in analyzing the fairness of the Private Placement.

Fairmount currently has 150,000 warrants to purchase common stock of the Company at a price of $2.00 per share.  It is a condition in the Term Sheet that these warrants are to be forfeited.

Certain principals of Fairmount own common stock of the Company in their individual capacity.

Assuming the consummation of the Recapitalization Plan, per an amended engagement letter dated July 2008, Fairmount may continue to serve as financial advisor to the Company in prospective merger and acquisition transactions.

Certain principals of Fairmount are investors in NewSpring, one of the proposed investors in the Recapitalization Plan.

Fairmount’s internal Fairness Opinion Committee, which will be required to review and approve the issuance of an opinion, is comprised of individuals (a) who are not investors in NewSpring, (ii) who have not been previously involved, in any capacity, with the prior five transactions consummated by the Company and (iii) who have no security interests in the Company.

Interests of Certain Persons in the Recapitalization Plan

In considering the recommendations of our Board of Directors with respect to the Recapitalization Plan, our stockholders should be aware that all of our executive officers and directors may have interests in the Recapitalization Plan that are different from, or in addition to, their interests as stockholders generally.

Severance Payments.  David Gulian, our Chief Executive Officer and a director, John A. Roberts, our Chief Financial Officer, and Richard D. Hodge, our Executive Vice President, Healthcare, are each party to a severance agreement with the Company, which provides for the payment of certain amounts to them in the event of the termination of their employment with the Company, except in certain circumstances, such as termination for cause.

If the Private Placement is determined to be a change in control because the Series A Investors together form a group that controls more than 50% of the voting power of the Company’s shares, if any of these executives is terminated within 12 months after the change in control, he may be entitled to a greater severance payment if any than he would have been had there been no change in control.  Each executive’s severance agreement provides that the Company will pay him any accrued but unpaid salary and vacation, as well as severance of (a) his annual base salary in effect as of the date of his termination plus (b) an amount equal to his maximum annual cash bonus at the rate in effect on the termination date.  If, however, there is no change in control, the amount he would be entitled to under (b) would be an amount equal to the pro rata portion of his maximum annual cash bonus at the rate in effect on the termination date, which will be calculated based on a numerator equal to the number of days between January 1 and the termination date and a denominator of 365.  None of our executives would be entitled to any payments under their severance agreements solely due to a change in control.  The details of these severance agreements and copies of the agreements are included in our Current Report on Form 8-K filed with the SEC on March 17, 2009.

Increase in Stock Option Pool.  Each director and officer of the Company is eligible to participate in the Company’s equity compensation plan and the Recapitalization Plan provides for a substantial increase in the number of shares available for issuance under the equity compensation plan.

Fairmount will Receive a Success Fee upon Closing.  Fairmount, which has been engaged to render an opinion as to whether the consideration to be received by us in the Private Placement is fair, from a financial point of view, to our existing common stockholders, has been involved in the process of exploring financing opportunities for the Company and will receive a success fee of $                    , which is equal to the greater of $500,000 and 4% of the proceeds from the Private Placement, upon closing of the Private Placement.  In addition, under the terms of the Engagement Letter dated August 6, 2009, Fairmount is entitled to be paid a fee of $100,000 related to preparation of its fairness opinion. Please see “Opinion of Fairmount Partners, Financial Advisors to InfoLogix, Inc.” on page 19 of this Proxy Statement.

Use of Proceeds

After we pay for the fees and expenses of the Recapitalization Plan, the Company intends to use the remaining proceeds to repay certain existing indebtedness, to finance near term acquisitions and for working capital for general corporate purposes, including the support of sales, marketing and growth initiatives.

Unaudited Pro Forma Financial Information

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 2009 gives effect to the Recapitalization Plan based upon the Term Sheet.  The information below is not necessarily indicative of what our financial condition would have been had the Recapitalization Plan closed on June 30, 2009 nor is it indicative of our future financial condition.  This table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our audited financial statements for the year ended December 31, 2008, as filed in our Annual Report on Form 10-K, and our unaudited financial statements for the three and six month periods ended June 30, 2009, as filed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, each of which is delivered to you with this Proxy Statement.

The following table presents our unaudited historical and pro forma condensed consolidated balance sheets as of June 30, 2009:

INFOLOGIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(in thousands except per share amounts)

	Historical	Pro Forma		Pro Forma
	June 30, 2009	Adjustments		as Adjusted
ASSETS
Currents assets:
Cash and cash equivalents	$3,518	$13,500	(A)	$17,018
Accounts and other receivables (net of allowance for doubtful accounts in the amount of $572 and $352 as of June 30, 2009 and December 31, 2008, respectively)	17,123			17,123
Unbilled revenue	261			261
Inventory, net	2,272			2,272
Prepaid expenses and other current assets	1,651			1,651

Total current assets	24,825	13,500		38,325
Property and equipment, net	781			781
Intangible assets, net	8,215			8,215
Goodwill	10,971			10,971
Deferred financing costs	264			264
Total assets	$45,056	$13,500		$58,556

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,584	$—		$11,584
Line of credit	9,012			9,012
Current portion of notes payable	11,552	(11,552)	(B)	—
Current portion of capital lease obligations	81			81
Sales tax payable	102			102
Accrued expenses	3,889			3,889
Accrued earn out payable	2,388			2,388
Other current liabilities	1,360			1,360
Deferred revenue	1,887			1,887
Total current liabilities	41,855	(11,552)		30,303
Notes payable, net of current maturities	4,346	11,552		15,898
Capital lease obligations, net of current maturities	155			155
Total liabilities	46,356	—		46,356

Commitments and Contingencies

Stockholders' (deficiency) equity:
Preferred stock, par value $.00001; authorized 10,000,000 shares; none issued or outstanding	—	—		—
Common stock, par value $.00001; authorized 100,000,000 shares; issued and outstanding 25,759,135 shares and 25,602,267 shares at June 30, 2009 and December 31, 2008, respectively	—	—		—
Additional paid in capital	26,439	15,000	(B)	41,439
Accumulated deficit	(27,739)	(1,500)	(C)	(29,239)
Total stockholders’ (deficiency) equity	(1,300)	13,500		12,200
Total liabilities and stockholders' (deficiency) equity	$45,056	$13,500		$58,556

Notes:

(A)	Record minimum net cash received from the sale of Series A Preferred Stock.

(B)	Record reclassified senior term loan from current to long-term.

(C)	Record estimated fees related to closing Recapitalization Plan.

The following table presents our unaudited historical and pro forma condensed consolidated statements of operations for the six month period ended June 30, 2009:

INFOLOGIX, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands except per share amounts)

	Historical	Pro Forma	Pro Forma
	June 30, 2009	Adjustments	as Adjusted

Net revenues	$24,411		$24,411
Cost of revenues	19,833		19,833
Gross profit	4,578	—	4,578
Selling, general and adminstrative expenses	7,748	1,500	9,248
Operating loss	(3,170)	(1,500)	(4,670)
Interest expense	(1,189)		(1,189)
Interest income	5		5
Loss on extinguishment of debt	(420)	—	(420)
Loss before income tax benefit (provision)	(4,774)	(1,500)	(6,274)
Income tax benefit (provision)	(7)		(7)
Net loss	$(4,781)	$(1,500)	$(6,281)
Loss per share - basic and diluted	$(0.19)	$(0.01)	$(0.04)
Weighted average shares outstanding - basic and diluted	25,685,196	125,685,196	151,370,392

The following table presents our unaudited historical and pro forma Common Shares outstanding as of June 30, 2009:

COMMON SHARES OUTSTANDING

	Historical	Pro Forma	Pro Forma
	June 30, 2009	Adjustments	as Adjusted

Original Stockholders	25,759,135		25,759,135
Shares Purchased in Recapitalization

Total Issued and Outstanding

Original shareholders	100%
Preferred Stockholders
	100%	100%	100%

Effects of the Recapitalization Plan on Current Stockholders

Under the terms of the Recapitalization Plan as set forth in the Term Sheet, at closing, the Series A Investors will purchase up to                            shares of Series A Preferred for up to $20 million as well as warrants to purchase                    shares of our Common Stock.  The beneficial ownership of the current stockholders will be reduced to       % of our Common Stock, on a fully diluted basis, upon consummation of the Recapitalization Plan.  For additional information regarding the beneficial ownership of our capital stock on completion of the Recapitalization Plan, please refer to “Unaudited Pro Forma Financial Information” on page 21 of this Proxy Statement and “Stock Ownership of Certain Beneficial Owners and Management” on page 33 of this Proxy Statement.

Stockholders should also consider the following factors that may affect them, as well as the other information contained in this Proxy Statement, in evaluating the proposal to approve the Recapitalization Plan.

Possible Effect on the Market Price of our Common Stock.  We are unable to predict the potential effect of the Recapitalization Plan on the trading activity and the market price of our Common Stock.  The Term Sheet requires that we enter into a registration rights agreement with the Series A Investors in connection with the resale of the shares of Common Stock to be issued to the Series A Investors upon conversion of the shares of Preferred Stock issued to the Series A Investors in the Recapitalization Plan.  These registration rights would facilitate the resale of the Series A Investors’ shares of Common Stock into the public market, and any resale of these shares would increase the number of shares of our Common Stock available for public trading.  Sales by the Series A Investors of a substantial number of shares of our Common Stock in the public market, or the perception that such sales might occur, could have a negative effect on the market price of our Common Stock.

Series A Investors Representation on our Board of Directors.  At the closing of the Private Placement, the Board of Directors will consist of nine directors, three of whom will be Series A Directors designated by the Series A Investors.  See the information under the heading “Information Regarding Directors” on page 24 of this Proxy Statement for a more detailed description of the composition of our Board of Directors in connection with the Recapitalization Plan.

NewSpring and the other Series A Investors will be Major Stockholders.  Upon the completion of the Private Placement, NewSpring will beneficially own       % of our Common Stock.  The beneficial ownership of the current stockholders will be reduced to       % of our Common Stock, on a fully diluted basis, upon consummation of the Recapitalization Plan.  As a result of such holdings, the Series A Investors will be able to significantly influence or control matters submitted to our stockholders for a vote.  The Term Sheet also requires that the Series A Investors receive certain rights and preferences, including the right to designate directors to our Board of Director.  The Term Sheet is described in more detail under the heading “Term Sheet for the Private Placement” starting on page 17 of this Proxy Statement.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to the Recapitalization Plan and we will not independently provide the stockholders with any such rights.

Information Regarding Directors

At the closing of the Private Placement, the Board of Directors will consist of nine directors, our CEO David Gulian and two other members of the current Board of Directors, the Series A Directors, and three other members to be selected by the mutual agreement of the Series A Directors and the current Board of Directors.  As of August 20, 2009, it is not known who, besides David Gulian, will serve on the Board of Directors immediately following closing.

Stockholder Approval and Required Vote

Under the NASDAQ rules, stockholder approval is required prior to the issuance of shares where the issuance or potential issuance will result in a change of control of a company.  The Private Placement may be considered a change of control if the Series A Investors are considered a “group” within the meaning of Rule 13d-3 under the Exchange Act because that group together would own the majority of the combined voting power of the Company’s outstanding securities.

Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Special Meeting is required for the approval of the Recapitalization Plan.  The Board of Directors has unanimously voted in favor of the proposed adoption.

Board Recommendation

Our Board of Directors recommends that stockholders vote FOR the Proposed Recapitalization.

PROPOSAL TWO –

APPROVAL OF AN AMENDMENT TO OUR
AMENDED CERTIFICATE OF INCORPORATION

Purposes of the Proposed Increase in Authorized Stock

The Company does not currently have sufficient authorized shares to complete the Recapitalization Plan described in Proposal One.  To complete the Recapitalization Plan and issue shares of Series A Preferred and to reserve the shares of Common Stock that would be issuable upon conversion of the Series A Preferred, we must increase the total number of shares of stock authorized for issuance under our amended Certificate of Incorporation.  The Recapitalization Plan will not occur without an increase in the total number of authorized shares.

We currently have 110,000,000 shares of stock authorized, of which 100,000,000 shares are designated as Common Stock and 10,000,000 shares are designated as Preferred Stock.  Of this amount, 25,759,135 shares of Common Stock were issued and outstanding as of August 7, 2009 and another approximately 3,860,000 shares of Common Stock are reserved for issuance under our equity incentive plan and stock purchase plan and upon the conversion of outstanding warrants.  This leaves less than 70,380,865 shares of our Common Stock available for future issuances.  Accordingly, on                   , 2009, the Board of Directors approved the proposed amendment and authorized and directed the Company to submit for stockholder approval the proposed amendment to our amended Certificate of Incorporation to increase the number of authorized shares of our stock from 110,000,000 to                    shares, of which the number of shares designated as Common Stock shall be increased from 100,000,000 to                    and the number of shares designated as Preferred Stock shall be increased from 10,000,000 to                   .

The proposed increase in authorized stock will make it possible for us to consummate the Recapitalization Plan described in Proposal One.  The increase will also enable us to reserve shares for issuance under the warrants to be issued in the Private Placement as described in Proposal One, to reserve additional shares for issuance under our equity incentive plan as described in Proposal Three, and to provide for additional shares of Common Stock and Preferred Stock that would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of Common Stock, Preferred Stock or securities convertible into Common Stock or Preferred Stock.

The availability of the additional shares is necessary to complete the Recapitalization Plan and we believe it is also necessary to provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.  As described in Proposal One, if we issue additional shares, the ownership interests of holders of our Common Stock will be diluted.  Also, if we issue shares of our Preferred Stock, such as the Series A Preferred described in Proposal One, the shares may have rights, preferences and privileges senior to those of our Common Stock.  Except as described in Proposals One and Three, we have no current plan to issue additional shares.

The affirmative vote of a majority of outstanding shares of the Company entitled to vote at the Special Meeting is required to approve this amendment to the Company’s amended Certificate of Incorporation.

Description of the Amendment

The amendment will consist of a revision of paragraph FOURTH of our amended Certificate of Incorporation to read as follows:

“FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is                          shares, all of such shares shall be $.00001 par value per share, without cumulative voting rights and without any preemptive rights, and of which                                       shall be designated Common Stock and                                      shares shall be Preferred Stock, all of such Preferred Stock shares shall be of such classes and series and have such voting powers, full or limited, or no voting powers and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as the Board of Directors may determine from time to time.”

Upon approval by the Company’s stockholders of this amendment, authorized but unissued shares of Common Stock and Preferred Stock may be issued at such times, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate without further authority from our stockholders, except as otherwise required by applicable law.

Other Factors to be Considered

Each share of Common Stock authorized for issuance has the same rights and is identical in all respects with each other share of Common Stock.  The authorization of additional shares called for by this proposal will not affect the rights, such as voting and liquidation rights, of the shares of Common Stock currently outstanding.  Under the amended Certificate of Incorporation, stockholders do not have preemptive rights.  Therefore, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase those shares and the issuance could have a dilutive effect on earnings per share, book value per share and the voting power and shareholdings of current stockholders, depending on the particular circumstances in which the additional shares of Common Stock are issued.  The Board of Directors does not intend to issue any additional shares of Common Stock except as described in Proposals One and Three and except on terms that it deems to be in the best interests of the Company and its stockholders.

The issuance of additional shares of Common Stock also may potentially have an anti-takeover effect by making it more difficult to obtain stockholder approval of various transactions.  The proposed increase in the number of authorized shares could enable the Board of Directors to issue shares of Common Stock and Preferred Stock to render more difficult an attempt by another person or entity to obtain control of the Company, although the Board of Directors has no present intention of issuing additional shares for such purposes and has no present knowledge of any takeover efforts except to the extent the Recapitalization Plan has such an effect.

Shares of Preferred Stock shall be of such classes and series and have such voting powers, full or limited, or no voting power and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as the Board of Directors may determine.

If the proposed amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to our amended Certificate of Incorporation with the Secretary of State of Delaware.

Board Recommendation

The Board of Directors recommends that stockholders vote FOR approval of authority to amend the Company’s amended Certificate of Incorporation to increase the total number of authorized shares of stock from 110,000,000 shares to                    shares, of which the number of shares designated as Common Stock shall be increased from 100,000,000 to                    and the number of shares of Preferred Stock shall be increased from 10,000,000 to                   .

PROPOSAL THREE –
APPROVAL OF AN AMENDMENT TO OUR 2006 EQUITY COMPENSATION PLAN

The Board of Directors has approved, and is submitting for stockholder approval, the Plan Amendment, which amends certain provisions of our current 2006 Equity Compensation Plan (the “Existing Option Plan”), primarily to (i) increase the maximum aggregate number of shares of Common Stock that may be issued under the plan to a number equal to 10% of our outstanding Common Stock, on a fully diluted basis, upon closing of the Recapitalization Plan described in Proposal One, provided that the aggregate number of shares of Common Stock subject to Options, SARs, Performance Stock, PSUs and Bonus Shares (each as such term is used in the Existing Option Plan) granted to any employee during any calendar year under the plan shall not exceed the maximum aggregate number of shares of Common Stock that may be issued under the plan, and (ii) require that any new options awarded under the plan shall have a minimum vesting period of three years following the date of the award.  The following summary of the 2006 Equity Compensation Plan as it is proposed to be amended (the “Amended Option Plan” and, together with the Existing Option Plan, the “Option Plan”) is not intended to be complete and is qualified in its entirety by reference to the Existing Option Plan, the full text of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on November 28, 2006 and is incorporated herein by reference, and a copy of which is being delivered to you with this Proxy Statement, and to the Plan Amendment, which is set forth in Annex A hereto.  Our executive officers and non-employee directors have an interest in this proposal, as they are eligible to receive equity awards under the Option Plan.

Purpose and Description of Amendment

The material differences between the terms of the Amended Option Plan and those of the Existing Option Plan are the following:

(i)                                     the increase in the maximum aggregate number of shares of Common Stock that may be issued under the Option Plan to a number equal to 10% of our outstanding Common Stock, on a fully diluted basis, upon closing of the Recapitalization Plan, provided that the aggregate number of shares of Common Stock subject to Options, SARs, Performance Stock, PSUs and Bonus Shares (each as such term is used in the Existing Option Plan) granted to any employee during any calendar year under the plan shall not exceed the maximum aggregate number of shares of Common Stock that may be issued under the plan.  After giving effect to this increase, a total of                  shares of Common Stock will be available for awards under the Option Plan, and

(ii)                                  the requirement that any new options awarded under the Option Plan shall have a minimum vesting period of three years following the date of the award.

On                   , 2009, the Board of Directors approved the Plan Amendment, subject to stockholder approval, in connection with the Recapitalization Plan described in Proposal One and authorized and directed the Company to submit the Plan Amendment for stockholder approval.

The stockholders of the Company approved the Existing Option Plan on November 22, 2006.

Summary of the Option Plan

Purpose of the Option Plan

The Option Plan provides a means for the Company to award specific equity-based benefits to officers and other employees, consultants and directors of the Company and its related companies.  The Board of Directors adopted the Option Plan to attract and retain such individuals and to encourage them to exercise their best efforts to enhance the growth of the Company and its related companies.  There are currently approximately 5 officers and 130 employees, 3 consultants and 6 directors who participate in the Option Plan.

Administration

The Option Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), except that the Company’s chief executive officer may grant a limited number of options to participants other than to himself, other executive officers who are “covered employees” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), directors and consultants.  Except as noted in the previous sentence, the Committee, as plan administrator, selects the participants who will receive awards, determines the type of award to be granted and determines the terms and conditions of the award.

Terms of the Option Plan

The Option Plan provides for the granting of:

•                  incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) to purchase shares;

•                  stock appreciation rights (“SARs”) representing the right to receive an amount measured by the appreciation in share value;

•                  stock subject to time-based and/or performance-based vesting (“Restricted Stock”);

•                  restricted stock units (“RSUs”) representing the right to receive an amount measured by the value of a share of stock, subject to time-based and/or performance-based vesting;

•                  stock awarded as a bonus (“Bonus Stock”); and

•                  dividend equivalent rights.

The total number of shares of Common Stock that can be delivered under the Option Plan is                   , which is also the total number of shares Common Stock that may be delivered under the Option Plan through ISOs.  The total number of shares of Common Stock subject to Options, SARs, Restricted Stock that vests on the achievement of performance goals (“Performance Stock”), RSUs that vest on the achievement of performance goals (“PSUs”) and Bonus Stock granted to a participant during any calendar year under the Option Plan shall not exceed                    shares.

All of these limitations are subject to future adjustment for stock splits and similar events.  Shares available under the Option Plan may be authorized but unissued shares or reacquired shares, and currently consist of the Company’s Common Stock, par value $0.00001.  If any award that requires the participant to exercise the award for shares to be delivered terminates without having been exercised in full, if any shares subject to an award are forfeited, if any shares are withheld for the payment of taxes with respect to an award, or if any award payable in cash or shares is paid in cash rather than in shares, the unexercised portion of the award, the forfeited shares, the withheld shares, or the portion that was paid in cash will continue to be available for future awards.  However, if an Option, SAR, Performance Stock, PSU or Bonus Stock is cancelled or forfeited, the shares subject to such awards will continue to be counted against the maximum number of shares specified above for which Options, SARs, Performance Stock, PSUs or Bonus Stock may be granted to an employee in any calendar year.

In addition, the aggregate fair market value, determined at the time the Option is granted, of shares of Common Stock with respect to which ISOs are exercisable for the first time by any participant during any calendar year (including ISOs granted under the Option Plan and under any other ISO plan of the Company or a related company) may not exceed $100,000.

Stock Options.  The Option Plan provides for the granting of ISOs and NQSOs; employees, consultants and non-employee directors are eligible to receive NQSOs, while only employees are eligible to receive ISOs.

The exercise price of each Option is determined by the Committee in its discretion, but in no event shall the exercise price be less than the higher of 100% of the fair market value of the underlying shares on the date of grant (110% in the case of an ISO granted to a greater-than-10% stockholder) or the par value of the underlying shares.

The Committee fixes the term of each Option, but no term may exceed ten years from the date of grant (five years in the case of an ISO granted to a greater-than-10% stockholder).  Options may be exercisable in such installments, upon the fulfillment of such conditions, or on such dates as the Committee may specify, but in no event shall any Option vest over a period of less than three years.

SARs.  The Committee may grant SARs that entitle the participant to receive upon exercise an amount (in cash, shares of Common Stock or a combination of both) equal to the excess of fair market value of the shares covered by the SAR on the date of exercise over the fair market value of the shares on the date of grant.  The Committee may determine the vesting schedule of the SARs, and may accelerate the date(s) on which SARs may be exercised.

Restricted Stock.  The Committee may grant shares of restricted stock, subject to any restrictions the Committee may determine.  The Committee may provide that restricted stock vests only to the extent performance goals established by the Committee are met.  Except with respect to restricted stock whose restrictions lapse upon the attainment of performance goals under Section 162(m) of the Code, the Committee may accelerate the date(s) on which the restrictions will lapse.  A participant who receives shares of restricted stock will have all the rights of a stockholder with respect to such shares, subject to the restrictions, including voting and dividend rights on the shares.

RSUs.  The Committee may grant RSUs subject to any restrictions the Committee may determine.  RSUs are credited to a bookkeeping account in the participant’s name.  A RSU entitles a participant to receive (with respect to a vested RSU) one share of Common Stock, the cash value thereof, or a combination of both.  The Committee may provide that RSUs vest only to the extent performance goals established by the Committee are met.

A participant will not have voting or dividend rights with respect to RSUs, but the participant will have dividend equivalent rights.  On each date that the Company pays a cash dividend to holders of shares of Common Stock, an additional number of RSUs equal to the total number of RSUs credited to the participant’s bookkeeping account on such date, multiplied by the dollar amount of the per share cash dividend, and divided by the fair market value of a share of Common Stock on such date will be credited to the participant’s account.  RSUs attributable to such dividend equivalent rights will accumulate and vest at the same time as the RSUs to which they relate vest.

Bonus Stock.  The Committee may grant awards entitling a participant to receive shares without payment therefor as a bonus for services provided to the Company or a related company.  Bonus Stock is fully vested on the date of grant.

Dividend Equivalent Rights.  The Committee may grant a separate award entitling a participant to receive dividend equivalent rights.  Such dividend equivalent rights shall accumulate and be paid shortly after they vest.  Once vested, they shall be paid at the same time corresponding cash dividends are paid to stockholders.

Treatment of Awards upon Termination of Service

If a participant’s service terminates for any reason, including death or disability, all Options and SARs then held by the participant that were not exercisable immediately before the termination of service will terminate on that date, except as otherwise stated in the participant’s award agreement.  Any remaining Options and SARs will remain exercisable for one year from the date of termination of service by reason of death or disability, three months from the date of termination of service for any other reason, or for a shorter or longer period as stated in the participant’s award agreement, provided, however, that no option or SAR may be exercised beyond its original term.

Except as otherwise stated in a participant’s award agreement, if a participant holds shares of restricted stock and terminates service for any reason, including death or disability, before the lapse of the restrictions, the participant will forfeit the shares to the Company.  Except as otherwise stated in a participant’s award agreement,

RSUs and dividend equivalent rights (granted with respect to such units or granted on a stand-alone basis) to which a participant has not become entitled will terminate irrevocably upon the participant’s termination of service for any reason, including death or disability.

Adjustments

If a stock dividend, stock split, reverse split, spin-off, or similar change in capitalization occurs, the Committee will make appropriate adjustments to the maximum number and type of shares that may be subject to awards and delivered under the Option Plan.  The Committee may also amend the terms of any outstanding award to reflect the corporate transaction, subject to certain limitations.

If a corporate transaction such as a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation occurs, the surviving or successor entity shall assume or provide a replacement award for each outstanding award, except that the Committee may elect to terminate all or a portion of any outstanding award, effective upon the closing of the corporate transaction, if the Committee determines that doing so is in the Company’s best interests.  If the Committee elects to terminate outstanding Options and SARs, it shall give each participant holding an Option or SAR not less than seven days notice prior to the termination, and any option or SAR to be so terminated may be exercised, to the extent it is then exercisable under the terms of the Option Plan and the participant’s award agreement, prior to the termination.  Further, in the event of a corporate transaction, the Committee in its discretion, may accelerate the date on which Options, SARs and RSUs (other than PSUs) vest; and/or remove restrictions from outstanding shares of restricted stock (other than Performance Stock).

Transferability

Awards generally are not transferable, except by will or under the laws of descent and distribution.  The Committee has the authority, however, to permit a participant to transfer NQSOs and SARs.

Amendment and Termination of the Plan

ISOs may not be granted under the Option Plan after November 22, 2016.  The Board of Directors may at any time amend, modify or suspend the Option Plan, in whole or in part, without notice to or consent of any participant.  Further, the Committee may amend any outstanding award in any respect and at any time, in whole or in part, without notice to or consent of the grantee, except where such amendment adversely affects the rights of the grantee or causes the modification of an ISO, SAR or NQSO within the meaning of Section 424(h) of the Code or Section 409A of the Code, as applicable.  Notwithstanding the foregoing, the following amendments to the Option Plan may not be made without stockholder approval:

•                  an increase in the maximum number of shares with respect to which ISOs may be granted under the Option Plan;

•                  a change in the class of employees eligible to receive ISOs under the Option Plan;

•                  any amendment to the Option Plan requiring stockholder approval under the $1 million deduction limit on compensation in Section 162(m) of the Code if compliance with Section 162(m) is appropriate; and

•                  any amendment of the Option Plan requiring stockholder approval under any other applicable law, rule or regulation.

Summary of U.S. Federal Income Tax Consequences

ISOs.  ISOs under the Amended Option Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.”  Under the Code, the grantee of an ISO generally is not subject to regular income tax upon the receipt or exercise of the ISO.  For regular tax purposes, upon exercise of an ISO, the employee’s tax basis in the share of Common Stock so acquired will equal the exercise price paid therefore, and the employee’s holding period in the acquired shares of Common Stock will begin at that time.  Special rules apply to an employee who exercises an ISO by delivering shares of Common Stock previously acquired pursuant to the exercise of an ISO.

However, the exercise of ISOs can result in tax under the alternative minimum tax (“AMT”).  The amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the exercise price will be an “item of adjustment” for the employee for purposes of the AMT.  For purposes of the AMT, the employee will be required to compute his or her tax basis in the acquired share of Common Stock as if such share of Common Stock had been acquired through the exercise of a NQSO.  The amount of any AMT liability attributable to the exercise of an ISO generally will be allowed as a credit offsetting regular tax liability in subsequent years.

If, subsequent to the exercise of an ISO (whether paid for in cash or in shares of Common Stock), the optionee holds the shares of Common Stock received upon exercise for a period extending to the later of two years from the date of grant or one year from the date of exercise of such Option and the associated receipt of shares of Common Stock (the “applicable holding period”), the difference (if any) between the amount realized from the sale of such shares of Common Stock and their tax basis to the holder will be taxed as long-term capital gain or loss.  If the holder is subject to the AMT in the year of disposition, his or her tax basis in the shares of Common Stock will be determined, for AMT purposes, as described in the preceding paragraph.  If, however, an optionee does not hold the shares of Common Stock so acquired for the applicable holding period, thereby making a “disqualifying disposition,” the optionee would realize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock at the date the ISO was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price paid for such shares of Common Stock, and the balance, if any, of income would be a short-term or long-term capital gain, depending on the length of time the shares were held.  If such disqualified disposition or sale takes place in the same year in which the optionee exercises the ISO, the income the optionee recognizes upon the sale or disposition of the shares of Common Stock will not be considered income for purposes of the AMT.

A deduction will not be allowed to the employer corporation for federal income tax purposes with respect to the grant or exercise of an ISO or the disposition, after the applicable holding period, of shares of Common Stock acquired upon exercise of an ISO.  In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the employer corporation in an amount equal to the ordinary income included by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the employer corporation and is reasonable and that no other limitations under the Code apply.

NQSOs and SARs.  A NQSO is one that is not intended to qualify as an “incentive stock option” under Section 422(b) of the Code.  An individual who receives a NQSO will not recognize any taxable income upon the grant of such NQSO.  In general, upon exercise of a NQSO, an individual will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price.  An individual who receives a SAR will not recognize any taxable income upon the grant of such SAR.  Generally, upon the receipt of cash or the transfer of shares of Common Stock pursuant to the exercise of a SAR, an individual will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares of Common Stock received.

The ordinary income recognized with respect to the receipt of shares of Common Stock or cash upon exercise of a NQSO or a SAR under the Amended Option Plan will be subject to both wage withholding and employment taxes.  In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a SAR for shares of Common Stock or upon the exercise of a NQSO, an individual may satisfy the liability in whole or in part by directing its employer corporation to withhold shares of Common Stock from those that would otherwise be issuable to the individual or by tendering other shares of Common Stock owned by the individual, valued at their fair market value as of the date that the tax withholding obligation arises.  A deduction for federal income tax purposes will be allowed to the employer corporation in an amount equal to the ordinary income included by the individual, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and that no other limitations under the Code apply.

New Plan Benefits

                Options that may be received in the future by employees, officers, consultants and non-employee directors of the Company under the Amended Option Plan are discretionary and not presently determinable.  The benefits to any employee, officer, consultant or non-employee director from future equity awards will not increase by reason of approval of this proposal.  Whether future awards will be made will depend on Committee action, and the value of any future equity awards will ultimately depend on the price of the Company’s Common Stock and will be subject to such vesting conditions as the Committee determines from time to time.  The following table sets forth the options granted to all of the individuals and groups indicated below since the inception of the Option Plan through December 31, 2008.

Name and Position	Number of Units
David T. Gulian, President and Chief Executive Officer	450,000
Richard D. Hodge, Executive Vice President	300,000
Eric N. Rubino, Chief Operating Officer	375,000
Craig A. Wilensky, Executive Vice President (1)	300,000
All current executive officers as a group	1,500,000
All current directors who are not executive officers as a group	300,000
All employees, including all current officers who are not executive officers, as a group	950,000

(1) Mr. Wilensky resigned from employment with the Company on July 22, 2009 and resigned from our Board of Directors on August 21, 2009. He will not receive any new options under the Amended Option Plan.  Furthermore, in connection with his resignation, his previously granted awards have expired.

                For more information about benefits under our existing plans, see also “Equity Compensation Plan Information” starting on page 40 of this Proxy Statement.

Board Recommendation

                The Board of Directors recommends that stockholders vote FOR approval of the Plan Amendment.

ADDITIONAL INFORMATION

Stock Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of InfoLogix, Inc. common stock for each of our executive officers and directors, each person known to us to beneficially own more than 5% of our common stock and all directors and executive officers as a group as of June 30, 2009.  Unless otherwise indicated, the address of each beneficial owner of more than five percent of our common stock is c/o InfoLogix, Inc., 101 E. County Line Road, Suite 210, Hatboro, Pennsylvania, 19040.

Name	Shares Beneficially Owned(1)(2)	%(3)
David T. Gulian(4)	2,946,279	11.2%
Richard D. Hodge(5)	2,623,849	10.0%
Craig A. Wilensky(6)	2,613,959	10.0%
IL Venture Capital(7)	2,033,333	7.9%
Warren V. Musser(7)(8)	2,003,333	7.6%
Gerald E. Bartley(9)	755,478	2.9%
Wayne D. Hoch(10)	141,600	*
Jake Steinfeld(11)	100,000	*
John A. Roberts(12)	161,200	*
Thomas C. Lynch(13)	84,000	*
Richard A. Vermeil(14)	75,000	*
Thomas O. Miller(15)	55,000	*
Eric N. Rubino(16)	80,000	*
All directors and executive officers as a group (consists of 13 persons)(17)	13,543,031	47.9%

*The percentage of shares beneficially owned does not exceed 1%.

(1)  The numbers of shares set forth in this column are calculated in accordance with the provisions of Rule 13d-3 under the Exchange Act. As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of June 30, 2009.

(2)  Unless otherwise indicated, each director, executive officer or beneficial owner of 5% or more of our common stock has sole voting and investment power with respect to all such shares of common stock.

(3)  Based on 25,759,135 shares of common stock outstanding as of June 30, 2009.

(4)  Includes 2,327,529 shares owned by Mr. Gulian directly (including 50,000 shares owned by Mr. Gulian and his wife), 150,000 shares subject to options exercisable within 60 days of June 30, 2009 and 468,750 shares that may be acquired upon the exercise of a warrant held directly by Mr. Gulian. Mr. Gulian shares voting and dispositive power over the shares he holds with his wife.

(5)  Includes 2,239,474 shares owned by Mr. Hodge directly, 150,000 shares subject to options exercisable within 60 days of June 30, 2009, and 234,375 shares that may be acquired upon the exercise of a warrant held directly by Mr. Hodge.

(6)  Includes 2,229,584 shares owned by Mr. Wilensky directly, 150,000 shares subject to options exercisable within 60 days of June 30, 2009, and 234,375 shares that may be acquired upon the exercise of a warrant held directly by Mr. Wilensky.

(7)  As reported on a Schedule 13G/A filed on February 13, 2009. The address of IL Venture Capital LLC is 2929 Arch Street, 16th Floor, Philadelphia, Pennsylvania 19104.

(8)  Includes 1,303,333 shares owned by Mr. Musser directly, 600,000 shares that may be acquired upon the exercise of a warrant held directly by Mr. Musser, 50,000 shares subject to options exercisable within 60 days of June 30, 2009, and 50,000 shares owned by The Musser Foundation. Mr. Musser is the President and Treasurer of The Musser Foundation. Mr. Musser pledged the 1,303,333 shares he owns directly to IL Lending, LLC, an affiliate of IL Venture Capital LLC, to secure a loan.

(9)  Includes 377,739 shares owned by Mr. Bartley directly, 377,739 shares owned by Mr. Bartley’s spouse and 636,363 shares that may be acquired upon the conversion of a Convertible Subordinated Promissory Note dated September 30, 2007.

(10)  Includes 91,600 shares owned by Mr. Hoch directly and 50,000 shares subject to options exercisable within 60 days of June 30, 2009.

(11)  Includes 50,000 shares subject to options exercisable within 60 days of June 30, 2009 that are owned directly by Mr. Steinfeld and 50,000 shares owned by the Jake Steinfeld Delta Trust.  Jake Steinfeld is the Trustee of Jake Steinfeld Delta Trust and, therefore, may be deemed to have voting and dispositive power over all of the shares held by Jake Steinfeld Delta Trust.

(12)  Includes 11,200 shares owned by Mr. Roberts directly and 150,000 shares subject to options exercisable within 60 days of June 30, 2009.

(13)  Includes 34,000 shares owned by Mr. Lynch directly and 50,000 shares subject to options exercisable within 60 days of June 30, 2009.

(14)  Includes 25,000 shares owned by Mr. Vermeil directly and 50,000 shares subject to options exercisable within 60 days of June 30, 2009.

(15)  Includes 5,000 shares owned by Mr. Miller directly and 50,000 shares subject to options exercisable within 60 days of June 30, 2009.

(16)  Includes 5,000 shares owned by Mr. Rubino directly and 75,000 shares subject to options exercisable within 60 days of June 30, 2009.

(17)  Includes 2,512,500 shares that may be acquired upon the exercise of options and warrants. The shares that may be acquired upon the exercise of options and warrants are included in the numerator and the denominator for the purpose of calculating the percentage of shares of common stock beneficially owned by the group.

Executive Compensation

Summary Compensation Table — 2008 and 2007

        The following table shows information concerning the compensation that we recorded for the two most recent fiscal years paid to our Chief Executive Officer and our three other most highly compensated officers.

Name and Principal Position	Year	Salary($)	Bonus($)	Option Awards($)(1)	All Other Compensation($)	Total($)
David T. Gulian(2)	2008	335,452	118,731	102,634	38,016	594,833
President and Chief Executive Officer	2007	340,266	147,000	99,225	34,779	621,270

Richard D. Hodge(3)	2008	295,524	96,923	99,225	43,130	534,802
Executive Vice President	2007	298,408	120,000	99,225	36,783	554,416

Craig A. Wilensky(4)(5)	2008	295,512	96,923	99,225	39,931	531,591
Executive Vice President	2007	302,722	120,000	99,225	36,183	558,130

Eric N. Rubino(6)	2008	225,000	11,812	83,248	18,439	338,499
Chief Operating Officer	2007	9,519	0	2,845	0	12,364

(1)  The amounts shown in the Option Awards column represent the dollar amounts recognized in 2008 and 2007 for financial statement reporting purposes in connection with options granted to the named executive officers, and warrants awarded to Messrs. Gulian, Hodge and Wilensky, as computed in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“FAS 123(R)”).  For information regarding significant factors, assumptions and methodologies used in our computations pursuant to FAS 123(R) see Note U, “Stock-Based Compensation Expense” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(2)  The amounts reported for Mr. Gulian in the Salary column represent the base salary and commissions, respectively, paid by us of $335,000 and $5,266 in 2007, and $335,452 and $0 in 2008.  The amounts reported for Mr. Gulian in the All Other Compensation column represent health insurance premiums, life and disability insurance premiums and auto allowance, respectively, paid by us of $14,238, $2,541 and $18,000 in 2007, and $16,423, $3,593 and $18,000 in 2008.

(3)  The amounts reported for Mr. Hodge in the Salary column represent base salary and commissions, respectively, paid by us of $295,000 and $7,722 in 2007, and $295,524 and $0 in 2008.  The amounts reported for Mr. Hodge in the All Other Compensation column represent health insurance premiums, life and disability insurance premiums and auto allowance, respectively, paid by us of $14,238, $4,545 and $18,000 in 2007, and $16,423, $8,707 and $18,000 in 2008.

(4)  The amounts reported for Mr. Wilensky in the Salary column represent base salary and commissions, respectively, paid by us of $295,000 and $3,408 in 2007, and $295,512 and $0 in 2008.  The amounts reported for Mr. Wilensky in the All Other Compensation column represent health insurance premiums, life and disability insurance premiums and auto allowance, respectively, paid by us of $14,238, $3,945 and $18,000 in 2007, and $16,423, $5,508 and $18,000 in 2008.

(5)  Mr. Wilensky resigned from employment with the Company on July 22, 2009 and resigned from our Board of Directors on August 21, 2009.

(6)  The amounts reported for Mr. Rubino in the Salary column represent base salary and commissions, respectively, paid by us of $9,519 and $0 in 2007, and $225,000 and $0 in 2008.  The amounts reported for Mr. Rubino in the All Other Compensation column represent health insurance premiums, life and disability insurance premiums and auto allowance, respectively, paid by us of $17,686, $753 and $0 in 2008

Employment Arrangements

David T. Gulian.  We entered into an employment agreement with David T. Gulian in July 2006.  Under this agreement, Mr. Gulian agreed to continue acting as our President and Chief Executive Officer, under the supervision of our Board of Directors, and to perform such duties and to have such authority consistent with his position as may from time to time be specified by our Board of Directors.  As compensation for his services pursuant to the employment agreement, we paid Mr. Gulian a base salary of $335,000 per year.  In addition, Mr. Gulian was entitled to receive an annual bonus of a minimum of $147,000.  The Compensation Committee did not set targets for the fiscal year ending December 31, 2008 and the bonus was paid monthly in accordance with our normal payroll procedures, however the bonus amount was reduced by 50% on August 1, 2008.  During 2008, the Compensation Committee awarded Mr. Gulian options to purchase 150,000 shares of common stock at $0.92 per share.  As a result of the consummation of the merger with New Age Translation, Inc. in 2006, Mr. Gulian received a one-time bonus of $115,000 under his employment agreement and 750,000 warrants to purchase our common stock at an exercise price of $2.00 per share.  Pursuant to Mr. Gulian’s employment agreement, we obtained a long-term disability insurance policy for Mr. Gulian and paid all premiums on this policy.  In 2006, Mr. Gulian was also granted options to purchase 300,000 shares of our common stock at an exercise price of $2.00 per share.

Mr. Gulian’s employment agreement expired on December 31, 2008.  On March 13, 2009, we entered into a severance agreement with Mr. Gulian.  Under the severance agreement, Mr. Gulian agreed to continue as our President and Chief Executive Officer, under the supervision of our Board of Directors, and to perform such duties and to have such authority consistent with his position as may from time to time be specified by our Board of Directors.  As compensation for his services pursuant to the severance agreement, we pay Mr. Gulian a base salary of $361,000 per year beginning January 1, 2009 and terminating on December 31, 2010.  Thereafter, the term of the agreement will automatically extend an additional year on each anniversary date unless our Board of Directors, at its discretion, elects not to continue the severance agreement.  Under the terms of his severance agreement, Mr. Gulian has agreed to standard confidentiality restrictions.  He is also subject to a noncompetition covenant that generally restricts his ability to compete with us in the United States for a period of one year following the termination of his employment for any reason. Mr. Gulian has also agreed to a nonsolicitation covenant that is applicable during the term of his employment and for a period of one year following the termination of employment.

Richard D. Hodge.  We entered into an employment agreement with Richard D. Hodge in July 2006.  Under this agreement, Mr. Hodge agreed to continue acting as Executive Vice President, under the supervision of our Chief Executive Officer, and to perform such duties and to have such authority consistent with his position as may from time to time be specified by our Chief Executive Officer.  As compensation for his services pursuant to the employment agreement, we paid Mr. Hodge a salary of $295,000 per year.  In addition, Mr. Hodge was entitled to receive an annual bonus of up to $120,000.  The Compensation Committee did not set targets for the fiscal year ending December 31, 2008 and the bonus was paid monthly in accordance with the our normal payroll procedures, however the bonus amount was reduced by 50% on August 1, 2008.  As a result of the consummation of the merger with New Age Translation, Inc. in 2006, Mr. Hodge received a one-time bonus of $80,000 under his employment agreement and 375,000 warrants to purchase our common stock at an exercise price of $2.00 per share.  Pursuant to Mr. Hodge’s employment agreement, we obtained a long-term disability insurance policy for Mr. Hodge and paid all premiums on this policy.  In 2006, Mr. Hodge was also granted options to purchase 300,000 shares of our common stock at an exercise price of $2.00 per share.

Mr. Hodge’s employment agreement expired on December 31, 2008.  On March 13, 2009, we entered into a severance agreement with Mr. Hodge.  Under the severance agreement, Mr. Hodge agreed to continue as our Executive Vice President, under the supervision of our Chief Executive Officer, and to perform such duties and to have such authority consistent with his position as may from time to time be specified by our Chief Executive Officer.  As compensation for his services pursuant to the severance agreement, we pay Mr. Hodge a salary of $295,000 per year beginning January 1, 2009 and terminating on December 31, 2010.  Thereafter, the term of the agreement will automatically extend an additional year on each anniversary date unless our Board of Directors, at its discretion, elects not to continue the severance agreement.  Under the terms of his severance agreement, Mr. Hodge has agreed to standard confidentiality restrictions.  He is also subject to a noncompetition covenant that generally restricts his ability to compete with us in the United States for a period of one year following the termination of his employment for any reason.  Mr. Hodge has also agreed to a nonsolicitation covenant that is applicable during the term of his employment and for a period of one year following the termination of employment.

Craig A. Wilensky.  We entered into a Separation Agreement and General Release with Craig A. Wilensky on July 22, 2009 (the “Termination Date”) in connection with Mr. Wilensky’s resignation from the company as Executive Vice President.  Under the agreement, Mr. Wilensky will receive a cash separation payment equal to 90 days of pay at his rate of pay in effect on the Termination Date.  Mr. Wilensky will also be eligible to participate in the Company’s health insurance plans until October 31, 2009 and will be paid accrued salary and vacation pay through the Termination Date.  Mr. Wilensky released the Company from any claims, including any related to or arising out of his employment with the Company.  For a period of one year following the Termination Date, Mr. Wilensky will be subject to standard non-solicitation and non-competition covenants and he will also be bound to confidentiality covenants indefinitely. Mr. Wilensky also resigned from our Board of Directors on August 21, 2009.

Eric N. Rubino.  We entered into an employment agreement with Eric N. Rubino in November 2007.  Under this agreement, Mr. Rubino agreed to serve as our Chief Operating Officer, under the supervision of our Chief Executive Officer, and to perform such duties and to have such authority consistent with his position as may be from time to time specified by the Chief Executive Officer. The term of Mr. Rubino’s employment agreement is two years and the term will automatically extend for successive one year terms unless either party gives written notice of its intent not to renew. As compensation for his services pursuant to his employment agreement, we pay Mr. Rubino a base salary of $225,000 per year. In addition, Mr. Rubino is eligible to participate in the Company’s bonus program with the ability to achieve an annual bonus of up to 45% of his base salary based upon he and the Company meeting mutually agreed upon financial and performance based objectives. In 2007 and 2008, the Company granted Mr. Rubino options to purchase 300,000 and 75,000 shares of its common stock under the Company’s equity incentive compensation plan at an exercise price of $2.19 and $0.92 per share respectively. The Employment Agreement contains customary non-competition, non-solicitation, confidentiality and assignment of inventions provisions.

Equity Plans — 2008 Outstanding Equity Awards at Fiscal Year End

The following table shows information concerning outstanding equity awards at December 31, 2008 made by InfoLogix to our Chief Executive Officer and our two other most highly compensated officers.

Equity Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
David T. Gulian	-0- 150,000 390,625	150,000 150,000 359,375	(4) (1) (2)	0.92 2.00 2.00	11/06/2018 11/29/2016 11/29/2011

Richard D. Hodge	150,000 195,313	150,000 179,687	(1) (3)	2.00 2.00	11/29/2016 11/29/2011

Craig A. Wilensky(5)	150,000 195,313	150,000 179,687	(1) (3)	2.00 2.00	11/29/2016 11/29/2011

Eric N. Rubino

(1)                                  Represents options vesting in equal annual installments over four years on November 29 of each year beginning on November 29, 2007.

(2)                                  Represents warrants vesting 25% on November 29, 2007 and 15,625 shares monthly thereafter until all shares are fully vested.

(3)                                  Represents warrants vesting 25% on November 29, 2007 and 7,812.5 shares monthly thereafter until all shares are fully vested.

(4)                                  Represents options vesting in equal annual installments over four years on November 6 of each year beginning on November 6, 2009.

(5)                                  Mr. Wilensky resigned from employment with the Company on July 22, 2009 and resigned from our Board of Directors on August 21, 2009.

Potential Payments Upon Termination or Change of Control

As described under “Employment Arrangements” above, on March 13, 2009, we entered into severance agreements with Messrs. Gulian and Hodge and, in November 2007, we entered into an employment agreement with Mr. Rubino.  The following is a summary of the arrangements that provide for payment to our Chief Executive Officer, our Executive Vice President and our Chief Operating Officer, following or in connection with any Change of Control of InfoLogix or change in their responsibilities or other event that results in termination, including resignation, severance, retirement or constructive termination.  Mr. Wilensky also entered into a severance agreement on March 13, 2009 with substantially the same terms as those of Messrs. Gulian and Hodge, but he resigned from the Company on July 22, 2009 and that agreement is no longer in effect.  Under the severance agreements, a “Change of Control” is defined as a merger or consolidation of InfoLogix, a sale, lease, exchange or transfer of all or substantially all of our assets, a dissolution and liquidation of InfoLogix, any person or group becoming the beneficial owner of a majority of our voting securities or, during any twelve-month period, the current directors no longer constitute a majority of our Board of Directors, unless the election of at least 75% of the new directors was approved by two-thirds of the directors in office at the time.  Under Mr. Rubino’s employment agreement, a “Change of Control” is defined as a merger or consolidation of InfoLogix, a sale, lease, exchange or other transfer of 50% or more of our assets and any person or group becoming the beneficial owner of a majority of our voting securities.

David T. Gulian and Richard D. Hodge (each, an “Executive”)

                Termination by Us following a Change of Control of InfoLogix.  If, following the occurrence of a Change of Control of InfoLogix,

(i)           the Executive is not offered employment by the successor company,

(ii)                              within one year after the Change of Control, the Executive is terminated by the successor company for a reason other than for “Cause” (“Cause” being defined to include, among other things, embezzlement, indictment for fraud, gross incompetence (after 15 days’ notice specifying the applicable deficiencies), and disclosure of our confidential information) or other than due to the Executive’s disability, or

(iii)                          within one year after the Change of Control, the Executive terminates his employment with the successor company for “Good Reason,” after having provided the successor company with written notice that he believes he has the right to terminate for Good Reason and the successor has failed to eliminate the Good Reason within 15 days of the notice (“Good Reason” being defined to include, among other things, demotion, reduction of compensation, and/or relocation), and, provided that the Executive signs a full release in our favor, then:

(i)                                  we will pay him any accrued but unpaid salary and vacation, as well as severance of (a) the Executive’s annual base salary in effect as of the date of his termination plus (b) an amount equal to his maximum annual cash bonus at the rate in effect on the termination date; and

(ii)                              all of the Executive’s granted but unvested stock options will vest and become immediately exercisable.

Termination Other than following a Change of Control of InfoLogix.  If the Executive’s employment with us is terminated prior to a Change in Control other than by us for Cause, by the Executive or due to Executive’s disability and, provided the Executive signs a full release in our favor, then:

(i)                                  we will pay him any accrued but unpaid salary and vacation, as well as severance of (a) the Executive’s annual base salary in effect as of the date of his termination plus (b) an amount equal to pro rata portion of his maximum annual cash bonus at the rate in effect on the termination date, which will be calculated based on a numerator equal to the number of days between January 1 and the termination date and a denominator of 365; and

(ii)                              all of the Executive’s granted but unvested stock options will vest and become immediately exercisable.

If the Executive’s employment is terminated for any other reason, or if he fails to execute a release in our favor, he would only be entitled to receive a payment equal to his accrued but unpaid salary and vacation.

Eric N. Rubino

Termination by Us following a Change of Control of InfoLogix.  If, following the occurrence of a Change of Control of InfoLogix,

(i)           Mr. Rubino is not offered employment by the successor company,

(ii)                              within six months after the Change of Control, Mr. Rubino is terminated by the successor company for a reason other than for “Cause” (“Cause” being defined to include, among other things, embezzlement, indictment for fraud, gross incompetence (after 15 days’ notice specifying the applicable deficiencies), and disclosure of our confidential information), and, provided that he signs a full release in our favor, then we will pay him severance of (a) his annual base salary in effect as of the date of his termination plus (b) all earned and unpaid commissions and bonuses.

Termination Other than following a Change of Control of InfoLogix.  If Mr. Rubino’s employment with us is terminated prior to a Change in Control other than by us for Cause, by the Executive without Good Reason (“Good Reason” being defined to include, among other things, demotion and reduction of compensation) or due to Mr. Rubino’s death or disability and, provided that he signs a full release in our favor, then we will pay him severance of (a) his annual base salary in effect as of the date of his termination plus (b) all earned and unpaid commissions and bonuses

If Mr. Rubino’s employment is terminated for any other reason, or if he fails to execute a release in our favor, he would only be entitled to receive a payment equal to his accrued but unpaid salary and vacation.

2008 Director Compensation

The Chairman of our Board of Directors and the Chairman of the Audit Committee of our Board of Directors each receive an annual retainer of $30,000, and each other non-employee director receives an annual retainer of $20,000.  Each director who is not an officer of InfoLogix received $1,000 per Board of Directors or board committee meeting in which the director participated attended in person.  Upon first becoming a director, each non-employee director received a grant of an option to purchase 50,000 shares.  Fifty percent of the options vested on the six month anniversary of the date of grant.  The remaining 50% vested pro rata over the subsequent 18 month period. Our employee directors do not receive compensation for their services as directors.

The following table summarizes the fees and other compensation earned by our directors for their service on our Board of Directors and any committees of the Board of Directors during 2008.

Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)(2)	Total ($)
Warren V. Musser	29,500	21,335	50,835
Wayne D. Hoch	35,500	21,335	56,835
Thomas C. Lynch	26,000	21,335	47,335
Thomas O. Miller	29,000	21,335	50,335
Jake Steinfeld	19,000	21,335	40,335
Richard A. Vermeil	20,000	21,335	41,335

(1)                                  The amounts reported in the Option Awards column represent the dollar amounts recognized in 2008 for financial statement reporting purposes, as computed in accordance with FAS 123(R).  For information regarding significant factors, assumptions and methodologies used in our computations pursuant to FAS 123(R), see Note U, “Stock-Based Compensation Expense,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(2)                                  The following table sets forth the aggregate number of options held by each InfoLogix director as of December 31, 2008:

Name	Exercisable Options
Warren V. Musser	50,000	(a)
Wayne D. Hoch	50,000
Thomas C. Lynch	50,000
Thomas O. Miller	50,000
Jake Steinfeld	50,000
Richard A. Vermeil	50,000

(a)                                  Does not include 600,000 shares that may be obtained upon exercise of a warrant granted to Mr. Musser at an exercise price of $2.00 per share.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during fiscal year 2008 was, or ever has been, an officer or employee of the Company.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2008, concerning shares of Common Stock authorized for issuance under (i) equity compensation plans approved by the Company’s stockholders and (ii) equity compensation plans not approved by the Company’s stockholders.  None of the shares of the Company’s Preferred Stock are authorized for issuance under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	3,268,000	$2.00	592,000
Equity compensation plans not approved by stockholders (1)	2,650,000	$2.00	—
Total	5,918,000	$2.00	592,000

(1) Represents shares issuable upon exercise of warrants at an exercise price of $2.00 per share.

Stockholders’ Proposals

Under SEC rules, certain stockholder proposals may be included in our proxy statement.  Pursuant to Rule 14a-8 promulgated under the Exchange Act because we have not held a 2009 Annual Meeting of Stockholders, the new stockholder proposal deadline must be a reasonable time before we begin to print and send our proxy materials for the 2010 Annual Meeting of Stockholders.  Pursuant to Rule 14a-4(c) promulgated under the Exchange Act, because we have not held a 2009 Annual Meeting of Stockholders, where a stockholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must have been received a reasonable time before we send our proxy materials for the 2009 Annual Meeting of Stockholders, or it will be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal.  We will announce the new stockholder proposal deadline and the date after which proposals are deemed “untimely” when we set the date for the 2009 Annual Meeting of Stockholders.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control.  Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2008.  Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

•      our ability to refinance, replace or restructure our current indebtedness and to comply with financial covenants contained in the agreements governing our indebtedness or any replacement indebtedness;

•      our ability to operate profitably and manage the growth of our business;

•      further changes in economic, business or industry conditions;

•      our ability to find additional financing necessary to support our operations and our strategic objectives while also maintaining our focus on operating and developing our business;

•      our ability to successfully integrate acquisitions with our existing operations;

•      our ability to retain, replace and hire experienced senior management;

•      our relationships with our customers, key industry relationships and other third parties on which we rely;

•      competition in the industries in which we compete;

•      our ability to introduce new products and services and maintain products and service quality;

•      our ability to protect our intellectual property rights; and

•      restrictions on our operations contained in our Loan and Security Agreement or agreements for any replacement indebtedness.

All statements, other than statements of historical facts, included in this Proxy Statement regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects, current expectations, forecasts, and plans and objectives of management are forward-looking statements.  When used in this report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “should,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements speak only as of the date of this Proxy Statement.  We do not undertake any obligation to update any forward-looking statements or other information contained herein, except as required by federal securities laws.  You should not place undue reliance on these forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure you that these plans, intentions or expectations will be achieved.  We have disclosed important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and elsewhere in this Proxy Statement.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information can be read and copied at:

SEC Public Reference Room

100 F Street N.E.

Washington, D.C. 20549

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s home page at http://www.sec.gov.

Our corporate Internet Web site is http://www.infologix.com.  Our corporate Web site provides free access to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronic filing with the SEC.  The information contained on our Web site or connected to our Web site is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement.

Copies of any of the above referenced information will also be made available, free of charge, upon written request to:

InfoLogix, Inc.

Attention, Investor Relations

101 E. County Line Road, Suite 210

Hatboro, PA 19040

Incorporation by Reference

The text of our 2006 Equity Compensation Plan included as Exhibit 10.1 to our Current Report on Form 8-K and filed with the SEC on November 28, 2006 is incorporated by reference into this Proxy Statement and a copy of such Exhibit 10.1 is being delivered to you with this Proxy Statement.

Financial Statements

Our financial statements for the year ended December 31, 2008, as filed in our Annual Report on Form 10-K, and our unaudited financial statements for the quarterly period ended June 30, 2009, as filed in our Quarterly Report on Form 10-Q, are being delivered to you with this Proxy Statement.

By Order of the Board of Directors

John A. Roberts
Secretary

, 2009